UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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AMERICAN COMMERCIAL LINES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN COMMERCIAL LINES INC.
1701 E. Market Street
Jeffersonville, Indiana 47130

April 18, 2008

Dear Stockholder:

The Annual Meeting of Stockholders of American Commercial Lines Inc. (the “Company”) will be held on, Monday, May 19, 2008, at 11:00 a.m. Eastern time, at American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130. At the Annual Meeting, you will be asked to vote on a number of important matters described in the attached proxy statement. There also will be an opportunity for you to ask questions, receive information about our business and discuss topics of interest regarding the Company.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote your proxy by completing and returning your proxy card by mail. Instructions on how to vote are included with your proxy card. In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a proxy statement, a proxy card and a copy of the Company’s Annual Report for the year ended December 31, 2007.

We look forward to your participation in the Annual Meeting either through your proxy vote or your attendance at the Annual Meeting. If you need directions to the Annual Meeting location, or have a disability that may require special assistance, please contact our Investor Relations Department by mail at 1701 E. Market Street, Jeffersonville, Indiana 47130 or by telephone at (800) 842-5491or by email at InvestorBoard@aclines.com.

Sincerely,

Michael P. Ryan
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2008

You may also read the Company’s annual report and this notice and proxy statement on our Web site at http://aclconnect.aclines.com/AnnualReport/ or http://aclconnect.aclines.com/Proxy/

AMERICAN COMMERCIAL LINES INC.
1701 E. Market Street
Jeffersonville, Indiana 47130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2008

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Commercial Lines Inc. (the “Company”) will be held on Monday, May 19, 2008, at 11:00 a.m. Eastern time, at American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130.

At the Annual Meeting, stockholders will be asked to:

•	elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	approve the 2008 Omnibus Incentive Plan;

•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

•	consider any other business properly brought before the Annual Meeting and any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on April 4, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of stockholders will be available beginning ten days prior to the Annual Meeting during normal business hours at the office of the Secretary of the Company at 1701 E. Market Street, Jeffersonville, Indiana 47130.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares in person even if you previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By order of the Board of Directors

Douglas C. Ruschman
Interim General Counsel,
Vice President Legal and Secretary
April 18, 2008

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN AS OF THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

AMERICAN COMMERCIAL LINES INC.
1701 E. Market Street
Jeffersonville, Indiana 47130

PROXY STATEMENT

Annual Meeting of Stockholders—May 19, 2008

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of American Commercial Lines Inc. (the “Company”) of proxies from holders of its outstanding shares of common stock, par value $.01 per share (the “Common Stock”), for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2008 at 11:00 a.m. Eastern time, at American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130, and at any adjournment thereof. This proxy statement is first being mailed to stockholders on or about April 18, 2008. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

The Annual Meeting has been called for the following purposes: (i) to elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1); (ii) to approve the Company’s 2008 Omnibus Incentive Plan (Proposal 2); (iii) to ratify the selection by the Audit Committee of the Board of Directors the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder executing the proxy. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR the approval of the Company’s 2008 Omnibus Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. With respect to any other matter that may come before the Annual Meeting or any adjournment thereof, the proxy confers upon the proxy holders discretionary authority to vote the proxy in accordance with their best judgment.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Who Can Vote

Only holders of record of Common Stock at the close of business on April 4, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 53 holders of record of the 50,439,413 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting. Each share is entitled to one vote. A list of the stockholders of record will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at the Company’s principal executive offices.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record, and these proxy materials are being sent directly to you from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and hold these shares in “street name.” These proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will receive instructions from your broker, bank or other nominee describing how to vote your shares.

Voting and Revocation

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted for the proposals.

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or Internet. A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions (formerly ADP Investor Communication Services) that offers Internet and telephone voting options.

A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Attending the Annual Meeting in Person

Only stockholders of record, or their duly appointed proxies, may attend the Annual Meeting. As discussed above, if your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares and you have the right to attend the Annual Meeting and vote in person. If your shares are held in a brokerage account, or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and present at the time of registration a properly executed proxy from the record holder giving you the right to vote the shares.

Any holder of a proxy from a stockholder of record must present the proxy card, properly executed, and an admission ticket to gain admittance. All attendees must present a valid form of photo identification such as a driver’s license in order to be admitted to the Annual Meeting. Authorized attendees will be issued admission tickets during registration. Registration will begin at 10:00 a.m. Eastern time, and seating will begin at 10:45 a.m. Eastern time. Each stockholder will be asked to sign in upon arrival. Due to security measures, all bags will be subject to search and all persons who attend the Annual Meeting may be subject to a metal detector and/or hand wand search. We will be unable to admit anyone who does not comply with these security procedures. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Required Vote

In order to carry on the business of the Annual Meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when you fail to provide voting instructions to your broker for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker “non-votes.”

If a quorum is present at the annual meeting, the seven nominees for director receiving a majority number of votes cast will be elected to the Board. Abstentions and broker “non-votes” are not counted for this purpose.

The proposal to approve the Company’s 2008 Omnibus Incentive Plan and the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matters. For these proposals, abstentions have the same effect as votes against such proposals but broker “non-votes” are not counted as entitled to vote for these proposals and have no effect on the outcome of the vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees.  The nominees of the Board are the seven persons named below, all of whom are currently members of the Board. The Board has no reason to believe that any nominee will be unable to serve. However, if any nominee or nominees should decline or become unavailable to serve for any reason, shares represented by the accompanying proxy will be voted for such other person or persons as the Board may nominate.

The following table sets forth the name, age (as of April 1, 2008) and principal occupation of each person nominated by the Board, their positions with the Company and business experience during at least the last five years, and the year each first was elected or appointed as a director.

		Director
Name and Age	Business Experience and Directorships	Since

Clayton K. Yeutter (77) Chairman of the Board	Mr. Yeutter was appointed a director of ACL on January 11, 2005. Mr. Yeutter is a senior advisor on international trade matters to Hogan & Hartson LLP, a law firm in Washington, D.C. Mr. Yeutter has been employed by Hogan & Hartson since 1993. Prior to joining Hogan & Hartson, Mr. Yeutter served as U.S. Trade Representative from 1985 to 1989, as Secretary of Agriculture in 1989 — 1990, as Republican National Chairman in 1991 and as counselor to the President in 1992. Prior to this, Mr. Yeutter served as President and Chief Executive Officer of the Chicago Mercantile Exchange from 1978 through 1985, held two Assistant Secretary of Agriculture posts under President Nixon and served as Deputy Special Trade Representative under President Ford. In addition, Mr. Yeutter serves as a director of Covanta Holding Corp. and Neogen Corporation. Mr. Yeutter is also director and Chair of the Compensation Committee of Burlington Capital Group.	2005

		Director
Name and Age	Business Experience and Directorships	Since

Eugene I. Davis (53) Director	Mr. Davis was appointed a director of ACL on January 11, 2005. Since 1999, Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a turn-around and corporate consulting firm. Mr. Davis was the Chairman and Chief Executive Officer of RBX Industries, Inc., a manufacturer and distributor of foam products, from September 2001 to November 2003 and served as the Chief Restructuring Officer for RBX Industries, a manufacturer and distributor of rubber and plastic-based foam products, from January 2001 to September 2001. Mr. Davis has served on the CFN Liquidating Trust Committee for the former Contifinancial Corporation and its affiliates since April 2001. Mr. Davis currently serves as Chairman of the Board of Directors for Atlas Air Worldwide Holdings, Inc.; Chairman of the Board of Directors for Atari, Inc; a director for Delta Air Lines. Inc., Knology, Inc., and Silicon Graphics, Inc.; and Chairman of Foamex, Inc.	2005
Richard L. Huber (71) Director	Mr. Huber was appointed a director of ACL on January 11, 2005. Mr. Huber served as a director of American Commercial Lines LLC, the predecessor entity of the Company (“ACL LLC”), from 2000 to January 2005 and as Interim Chief Executive Officer of ACL LLC from April 2004 to January 2005. Mr. Huber has been Managing Director, Chief Executive Officer and Principal of Norte-Sur Partners, a direct private equity investment firm focused on Latin America, since January 2001. Prior to that, from 1995 to February 2000, Mr. Huber held various positions with Aetna, Inc., a leading health and disability benefits provider, most recently as Chief Executive Officer. Mr. Huber has approximately 40 years of prior investment and merchant banking, international business and management experience, including executive positions with Chase Manhattan Bank, Citibank, Bank of Boston and Continental Bank. In addition, Mr. Huber is Chairman of the board of directors of My Wines Direct, and serves as a director of Covanta Holding Corp., a waste to energy company, Aqua Bounty Technology, Vina San Rafael (Chile), and BEI Gems and Gafisa S.A. (Brazil).	2005
Nils E. Larsen (37) Director	Mr. Larsen was appointed a director of ACL on January 11, 2005. Mr. Larsen has served as a managing director of Equity Group Investments, L.L.C., a private investment group, since 2001. Prior to that, from 1995 to 2001, Mr. Larsen held various other positions with Equity Group Investments, L.L.C. Mr. Larsen was a director of Rewards Network Inc. until January 2008.	2005

		Director
Name and Age	Business Experience and Directorships	Since

Emanuel L. Rouvelas (63) Director	Mr. Rouvelas was appointed a director of ACL on January 11, 2005. Mr. Rouvelas is a partner in the law firm Kirkpatrick & Lockhart Preston Gates Ellis LLP. Previously, he was a founding partner and Chairman of Preston Gates Ellis & Rouvelas Meeds LLP. Mr. Rouvelas has established a federal counseling and lobbying practice and has advised many of the world’s leading shipping companies. Prior to joining Preston Gates, Mr. Rouvelas was counsel to the U.S. Senate Committee on Commerce and chief counsel to its Merchant Marine and Foreign Commerce Subcommittees.	2005
Michael P. Ryan (48) Director, President and Chief Executive Officer	Mr. Ryan was named President and Chief Executive Officer effective March 1, 2008. In addition, Mr. Ryan was elected to the Board of Directors effective March 1, 2008. He previously served as Senior Vice President, Sales and Marketing of ACL since November 2005. Mr. Ryan has more than 24 years of combined experience in logistics, sales, marketing and customer service. He spent approximately 20 years in sales and marketing positions of increasing responsibility while at Canadian National Railway Company and CSX Corporation, Inc. and was most recently Senior Vice President and General Manager of McCollister’s Transportation Systems.	2008

R. Christopher Weber (52) Director	Mr. Weber was appointed a director of ACL on January 11, 2005. From January 1991 until his retirement in May 1999, Mr. Weber served as the Senior Vice President and Chief Financial Officer of Jacor Communications, Inc., a radio broadcast company. Mr. Weber is also a retired Certified Public Accountant.	2005

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

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THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Corporate Governance Matters

Board Independence.  At least a majority of the Board must qualify as independent within the meaning of the rules of the NASDAQ Stock Market. The Board undertook its annual review of director independence in March 2008. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The Board has affirmatively determined that other than Messrs. Huber and Ryan, all of the remaining five members of the Board are independent within the meaning of the rules of NASDAQ. Mr. Ryan is not considered to be independent because he is an executive officer of the Company. The Company is seeking concurrence with NASDAQ that despite the fact that a family member of Mr. Huber served as a consultant with the Company within the past three years that Mr. Huber nonetheless qualifies as an independent director of the Company.

The Board concluded that none of Messrs. Davis, Larsen, Rouvelas and Weber possess any of the bright-line relationships set forth in the listing standards of the NASDAQ Stock Market that prevent independence, or any other relationship with the Company other than Board membership. With respect to Mr. Yeutter, the Board considered the fact that in 2007, the Company engaged Hogan & Hartson LLP, to which Mr. Yeutter is a senior advisor, to perform legal services for the Company and has paid that firm an aggregate of $802,866 during 2007. The Board concluded that this relationship is not one of the bright-line relationships set forth in the listing standards of the NASDAQ Stock Market that prevent independence, and that this relationship does not constitute a material relationship because both Mr. Yeutter’s relationship with Hogan & Hartson and that firm’s relationship with the Company are sufficiently immaterial so as not to impair Mr. Yeutter’s independent judgment in connection with his duties and responsibilities as a director of the Company. With respect to Mr. Larsen, the Board considered the fact that Mr. Larsen serves as the Managing Director of Equity Group Investments, L.L.C., an affiliate of GVI Holdings, Inc., a 25.74 percent stockholder of the Company. The Board concluded that a relationship with a stockholder of the Company in and of itself does not impair Mr. Larsen’s independent judgment in connection with his duties and responsibilities as a director of the Company.

Corporate Governance Guidelines and Code of Ethics.  The Company has Corporate Governance Guidelines, which are applicable to all directors of the Company. In addition, the Board approved a separate Code of Ethics, which is applicable to all employees and directors of the Company including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Corporate Governance Guidelines are available on the Company’s website under the Investor Relations tab (www.aclines.com). The Company intends to post any amendments to or waivers from its Code of Ethics applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer at this location on its website.

Criteria for Board Membership.  Working closely with the full Board, the Nominating and Governance Committee develops criteria for any open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent Directors and any need for financial or other specialized expertise. The Nominating and Corporate Governance Committee shall identify possible nominees who meet specified objectives in terms of the composition of the Board, taking into account such factors as geographic, occupational, gender, race and age diversity.

Director Nomination Procedure.  The Nominating and Corporate Governance Committee is responsible, when the need arises, for seeking individuals qualified to become Board members for recommendation to the Board. The entire Board shall nominate members for election to the Board and for filling vacancies on the Board. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send such recommendation to the Secretary of the Company, 1701 E. Market Street, Jeffersonville, Indiana 47130, who will forward it to the Nominating and Corporate Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws. Director nominees will be evaluated pursuant to the procedures and criteria set forth above under the heading “Criteria for Board Membership.”

Majority Voting Policy.  The Company has adopted a Majority Voting Policy which states that in an uncontested election (i.e., an election when the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from election than votes “for” such election (a “Majority Withheld Vote”), shall promptly tender a resignation to the Board of Directors for consideration.

The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the Board of Directors action with respect to the tendered resignation, which may include (i) accepting the resignation, (ii) maintaining the Director but addressing the underlying cause of the “withheld” votes, (iii) determining not to re-nominate the Director in the future, (iv) rejecting the resignation, or (v) any other action the Nominating and Governance Committee deems to be appropriate and in the best interests of the Company. In considering what action to recommend with respect to the tendered resignation, the Nominating and Governance Committee will take into account all factors deemed relevant, including without limitation, any stated reasons why stockholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered, the overall composition of the Board of Directors, the Director’s contributions to the Company, the mix of skills and backgrounds of the Directors, and whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the SEC, the NASDAQ Stock Market or the Company’s Corporate Governance Guidelines.

The Board of Directors will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote.

Following the Board of Directors’ decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose the Board’s decision with respect to the tendered resignation and will provide a description of the process by which the decision was reached in a Current Report on Form 8-K filed with the SEC.

Except in certain special circumstances, any Director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee review and recommendation process or the Board of Directors’ consideration regarding the action to be taken with respect to the tendered resignation.

To the extent that one or more Directors’ resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.

Stockholder Communication with the Board.  It is the policy of the Company to facilitate communication with the Board. The Company’s stockholders and interested parties may send communications to the Board or the Presiding Director in the manner described below. All communications should be delivered either: (i) in writing addressed c/o the Corporate Secretary’s Office at 1701 E. Market Street, Jeffersonville, Indiana 47130 or (ii) via email to InvestorBoard@aclines.com.

All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of the securities of the Company that the person holds;

•	if the person submitting the communication is not a stockholder and is submitting the communication as an interested party, the nature of the person’s interest;

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Each communication will be forwarded to the Director(s) to which it is addressed. Communications may, at the direction of the Board, be shared with Company management.

Director Evaluation Policy.  The Nominating and Governance Committee is responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

Committees and Meetings of the Board of Directors

During 2007, the Board held 13 meetings and acted by unanimous written consent six times. All of the directors attended all of the regular and special meetings of the Board. All of the directors attended at least 75 percent of the regular and special meetings of the committees that they were required to attend. Directors are encouraged to attend and participate in the Annual Meeting of Stockholders. At last year’s annual meeting, all of the Company’s directors attended in person. The Board holds regular executive sessions without management present at the end of each regularly scheduled Board meeting, as required by NASDAQ rules. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Our committees are comprised entirely of independent directors as currently required under the existing rules of the Exchange Act and the NASDAQ Stock Market. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website under the Investor Relations tab at www.aclines.com.

Audit Committee.  The Audit Committee of our Board selects our independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Board has adopted a written charter of the Audit Committee. Messrs. Weber, Davis and Yeutter currently serve as members of the Audit Committee, with Mr. Weber serving as Chairman. Mr. Weber is an “audit committee financial expert” as defined by the SEC. Our Board has determined that each of the members of the Audit Committee is “independent,” as that term is defined for audit committee members under the listing standards of the NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2007, the Audit Committee held 17 meetings. The Audit Committee’s report required by the SEC rules appears on page 46.

Compensation Committee.  The Compensation Committee reviews and approves the Company’s executive compensation strategy and principles, and sets executive compensation levels based on its evaluations of the performance of the Company’s Chief Executive Officer and other executive officers in light of corporate goals and objectives approved by the Compensation Committee. The

Compensation Committee also reviews and makes recommendations to the Board regarding the Company’s incentive-compensation and equity-based plans. The Compensation Committee also recommends to the Board the form and amount of director compensation. Our Board has adopted a written charter of the Compensation Committee. Messrs. Larsen, Rouvelas and Weber serve as members of the Compensation Committee, with Mr. Larsen serving as Chairman. Our Board has determined that each of the members of the Compensation Committee is “independent,” as such term for compensation committee members is defined in the listing standards of the NASDAQ Stock Market; each is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act; and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. During 2007, the Compensation Committee held seven meetings.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of the Company’s executive compensation program. The Compensation Committee considers input from the Chief Executive Officer and the Senior Vice President of Human Resources with respect to compensation levels for executive officers (other than their own compensation). However, the Compensation Committee exercises its discretion in modifying any recommended awards to executive officers. The Compensation Committee holds executive sessions without members of management present at least quarterly, but typically six times per year.

Among other matters, the charter of the Compensation Committee provides the Compensation Committee with the authority to retain compensation consultants to assist in the evaluation of director and executive compensation. In 2007, the Compensation Committee engaged compensation consultant Solenture, Inc. (“Solenture”) to review and analyze executive and director compensation using data from a proxy analysis of an approved selection of similarly situated companies. The Compensation Committee also requested that Solenture review the Compensation Committee’s current internal reporting tools and provide recommendations for improvements where necessary. Solenture was originally retained in November 2006, and it provided services to the Compensation Committee until November 2007. Solenture’s compensation analysis reviewed the Company’s executive and director compensation in comparison to the compensation of executives and directors at companies that operated in the marine, rail, air freight, and manufacturing sectors and whose revenues, business performance and growth strategies were comparable or similar to those of the Company. Solenture presented the results of its analysis to the Compensation Committee in July 2007. The Compensation Committee used the results of Solenture’s analysis of executive and director compensation only as a reference point for the Compensation Committee. The Compensation Committee did not use Solenture’s analysis when making compensation decisions in 2007, and the Compensation Committee did not make any adjustments to executive or director compensation as a result of the analysis.

Nominating and Governance Committee.  The Nominating and Governance Committee of our Board identifies individuals qualified to become members of the Board, recommends to the Board the director nominees for the next annual meeting of stockholders, identifies individuals to fill vacancies on the Board, recommends changes to our Corporate Governance Guidelines, leads the annual review of both the Nominating and Governance Committee’s performance and the Board’s performance and recommends nominees for each committee of the Board. In addition, the Nominating and Governance Committee also oversees the Company’s public policy committee and public policy activities, reviews and assesses the adequacy of the Company’s Investor Communications program annually. Messrs. Davis and Rouvelas serve as members of the Nominating and Governance Committee, with Mr. Rouvelas serving as Chairman. Our Board has determined that each of the members of the Nominating and Governance Committee is “independent,” as that term is defined for nominating and governance committee members under the listing standards of the NASDAQ Stock Market and the Exchange Act. The Nominating and Governance Committee held eight meetings during 2007.

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PROPOSAL NO. 2

On April 1, 2008, our Board, upon recommendation by the Compensation Committee of the Board, adopted the 2008 Omnibus Incentive Plan (which we refer to as the 2008 Plan) subject to stockholder approval at the annual meeting. The 2008 Plan, if approved, will replace the Company’s existing Equity Award Plan for Employees, Officers and Directors (which we refer to as the Equity Plan) and 2005 Stock Incentive Plan (which we refer to as the 2005 SIP, and together with the Equity Plan, the Existing Plans), under which no additional equity awards will be granted upon effectiveness of the 2008 Plan.

A description of the provisions of the 2008 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2008 Plan, a copy of which is attached as Appendix A to this proxy statement.

Background

We believe that stock ownership and stock-based incentive awards can align the interests of qualified employees, officers, directors and other service providers of the Company with those of the Company’s stockholders because they reward employees based upon stock price performance. Based on the terms of the Equity Plan, the Equity Plan would have terminated on January 11, 2015. Based on the terms of the 2005 SIP, the 2005 SIP would have terminated on May 24, 2015. However, if our stockholders approve the 2008 Plan at the Annual Meeting, the 2008 Plan will immediately replace the Existing Plans and no further awards will be made under the Existing Plans after such stockholder approval. The 2008 Plan is designed to reflect U.S. company practices with regard to structuring equity compensation awards.

The 2008 Plan provides for awards of stock options to purchase shares of common stock, stock appreciation rights, restricted and unrestricted shares of common stock, restricted share units, dividend equivalents, performance awards and other equity-related awards and cash payments, the terms and conditions of which are described in more detail below.

The Company’s directors and executive officers are eligible to receive awards under the 2008 Plan, as are all other employees of the Company and its subsidiaries. The number of directors is seven, the number of executive officers is thirteen and there are approximately 3,400 employees as of December 31, 2007. Subject to adjustment as described under “Adjustments” below, the number of shares of common stock that may be issued under the 2008 Plan will be 3,000,000 shares. We believe that the new shares available under the 2008 Plan represent a minimal amount of equity dilution. Including the new shares, the potential equity overhang from all stock incentives granted and available to employees would be less than 12 percent. Included in the equity overhang calculation are options with exercise prices greater than the current share price.

Shares of common stock issued under the 2008 Plan will be authorized but unissued shares. The plan limit is reduced on a one-for-one basis based on the number of shares of common stock in respect of which an award is granted or denominated. An award of stock appreciation rights reduces the plan limit on a one-for-one basis based on the number of shares of common stock for which the stock appreciation right is denominated, not the number of shares of common stock actually delivered pursuant to the stock appreciation right. Shares subject to awards under the 2008 Plan will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. Shares of common stock that will be added back to the plan limit and will again be available for awards are those shares (1) subject to an award that expires or is cancelled, forfeited or terminated without having been exercised or paid, and (2) subject to an award that is instead settled in cash. Shares underlying awards granted in substitution for awards previously granted by an entity acquired by the Company will not be counted against the plan limit.

The maximum aggregate number of shares of common stock that may be granted to any participant during a single calendar year pursuant to stock options or stock appreciation rights that are not subject to performance goals, as described below (regardless of whether such awards are settled in cash, in shares of common stock, in other Company securities designated by the Compensation Committee or in a combination thereof), is (subject to adjustment) 500,000 shares. The maximum number of shares that can be awarded under the 2008 Plan, other than pursuant to a stock option or stock appreciation rights, to any participant during a single calendar year is 250,000 shares. The maximum amount that may be earned as an annual incentive award or other cash award in any 12 month period by any participant shall be $2,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period in excess of 12 months by any participant shall be $5,000,000.

All awards under the 2008 Plan will be approved by the Compensation Committee or its designee, in its sole discretion. For this reason, it is not possible to determine the benefits or amounts of the awards that will be received by any particular participant or group of participants in the future under the 2008 Plan. The fair market value of a share of common stock was $16.46 at the close of business on April 1, 2008. No awards have yet been granted under the 2008 Plan. Unless earlier terminated by action of the Board of Directors, the 2008 Plan will terminate ten years after the date of stockholder approval.

Description of the Plan

Purpose of the Plan.  The purpose of the 2008 Plan is to benefit and advance the interests of the Company and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Administration.  The 2008 Plan will be administered by the Company’s Board of Directors or the Compensation Committee. In addition, subject to certain limitations, the Compensation Committee may delegate its authority under the plan to one or more members of the Compensation Committee or one or more officers or other designees of the Company. The Compensation Committee selects the employees, directors and other service providers who receive awards under the 2008 Plan, and determines the type of award to be granted, the number of shares subject to awards or the cash amount payable in connection with an award and the terms and conditions of these awards in accordance with the terms of the 2008 Plan. The Compensation Committee has full authority to interpret the 2008 Plan and to establish rules for its administration.

With respect to any award that is intended to satisfy the exception for “qualified performance based compensation” set forth in Section 162(m) of the Internal Revenue Code, the Compensation Committee will consist of at least the number of directors required from time to time to satisfy this exception, and each Compensation Committee member will satisfy the qualification requirements of such exception. Failure of any Compensation Committee member to meet these qualification requirements will not, however, invalidate any action taken or awards granted by the Compensation Committee.

Stock Options.  Stock options can be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or options that do not qualify as incentive stock options for federal income tax purposes, called non-qualified stock options, as determined by the Compensation Committee.

Subject to certain limits described below, the Compensation Committee has the power to determine the number and kind of stock options granted, the date of grant, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. The Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock option. The Committee may not “reprice” any stock option (as defined in the 2008 Plan) without the approval of stockholders. No stock option may be granted with a per share exercise price of less than 100 percent of the fair market value of a share of common stock on the date of grant unless such stock option is an award granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations). Unless otherwise determined by the Compensation Committee, no stock option can be exercised more than ten years after the date of grant. The exercise price of a stock option will be paid in full on or before the settlement date for the shares of common stock issued pursuant to the exercise of the stock options in cash or, in the discretion of the Compensation Committee, in shares of common stock or in a combination of cash and shares or with any other form of valid consideration that is acceptable to the Compensation Committee. The Compensation Committee may also allow a participant to pay all or a portion of the exercise price using a net share settlement procedure, through the withholding of shares or through a cashless exercise procedure.

In the event of a participant’s voluntary termination of service, termination by the Company other than for Cause (as defined in the 2008 Plan), termination due to permanent disability or death, or termination for Cause, the applicable vesting and exercisability limitations of his or her stock options are set forth in individual award agreements entered into between the Company and the participant.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights under the 2008 Plan alone or in tandem with other awards. No stock appreciation right that is granted alone may be granted with a per share exercise price of less than 100 percent of the fair market value of a share of common stock on the date of grant unless such award is granted in substitution for outstanding awards previously granted by an entity acquired by the Company (with certain limitations). Stock appreciation rights granted alone or in tandem with awards other than stock options will be subject to the terms and conditions established by the Compensation Committee as set forth in the applicable award agreement. The Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock appreciation right. The Compensation Committee may not reprice any stock appreciation right without the approval of stockholders.

Stock appreciation rights granted in tandem with a stock option may be granted either at the time the stock option is granted or by amendment at any time prior to the exercise, expiration or termination of such stock options. This type of stock appreciation right entitles the holder to surrender the related stock option in lieu of exercise and to receive an amount equal to the excess of the fair market value of a share of common stock determined as of the day preceding the date the holder surrenders the stock option over the aggregate exercise price of such stock option. This amount will be paid in cash or shares of common stock, as determined by the Compensation Committee. A stock appreciation right granted in tandem with a stock option will be subject to the same terms and conditions as the related stock option and will be exercisable only at such time and to such extent as the related stock option is exercisable.

Restricted Shares, Restricted Share Units and Unrestricted Shares.  The Compensation Committee may grant restricted shares, unrestricted shares and restricted share units under the 2008 Plan. A restricted share is a share of common stock granted to the participant subject to restrictions as determined by the Compensation Committee. A restricted share unit is a contractual right to receive, in the discretion of the Compensation Committee, a share of common stock, a cash payment equal to the fair market value of a share of common stock or a combination of cash and common stock, subject to terms and conditions as determined by the Compensation Committee. The Compensation Committee may also, in its sole discretion, grant awards for unrestricted shares of common stock to eligible employees in recognition of outstanding achievements and performance.

Restricted shares and restricted share units will be subject to a vesting schedule, which may include any applicable performance goal requirements, established by the Compensation Committee. Subject to limited exceptions, time-based vesting schedules must remain in effect (in whole or in part) until the third anniversary of the date of grant. Restricted shares and restricted share units to be earned based on performance, will have a vesting period of at least one year.

For restricted share awards, the participant will have all rights as a holder of shares of common stock except that the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. For restricted share units, the participant will not have any rights as a holder of shares of common stock until the common stock relating to the restricted share units have been delivered. Restricted share units paid in common stock may be evidenced by, among other things, book entry registration or the issuance of stock certificates for the appropriate number of shares of stock, free of restrictions.

If a participant terminates service with the Company or any of its subsidiaries for any reason, other than for Cause, the unvested restricted shares and restricted share units will be forfeited on the date of such event, unless the Compensation Committee determines otherwise. If a participant terminates service with the Company or any of its subsidiaries by reason of Cause, the unvested restricted shares and restricted share units will be forfeited as of the date of such event. The Committee may, in its discretion, accelerate the dates on which restricted shares and restricted share units vest.

Performance Awards.  The Compensation Committee may grant performance awards in the form of either performance shares or performance units. Performance awards may be granted alone or in addition to other awards made under the 2008 Plan. The terms and conditions of the performance awards will be determined by the Compensation Committee, and, unless the Compensation Committee determines otherwise, the granting, vesting and/or exercisability of performance awards will be conditioned in whole or in part on the achievement in whole or in part of performance goals (as described below) during a performance period as selected by the Compensation Committee. Performance shares are payable in shares of common stock and performance units are payable in cash or, in the discretion of the Compensation Committee, in shares of common stock or in a combination of cash and shares of common stock.

Performance Goals and Section 162(m).  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their chief executive officer and each of the three most highly compensated officers (other than the chief financial officer). However, performance based compensation is excluded from this limitation. The 2008 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance based for purposes of satisfying the conditions of Section 162(m).

Under the 2008 Plan, the Compensation Committee may condition the grant, vesting and/or exercisability of any award, including, but not limited to, performance shares and performance units, upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Compensation Committee. The Compensation Committee may reduce any award below the maximum amount that could be paid based on the degree to which the performance targets related to such award were attained. However, the Compensation Committee may not increase any award that is intended to satisfy the exception for “qualified performance based compensation” set forth in Section 162(m) of the Internal Revenue Code above the maximum amount that could be paid based on the attainment of performance targets.

For any awards that are intended to satisfy the Section 162(m) exception for “qualified performance based compensation,” the awards will be subject to one or more, or any combination, of the following performance goals, on a GAAP or non-GAAP basis, as selected by the Compensation Committee: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, objectively measurable implementation or completion of critical projects, improvement in cash flow (before or after tax), improvement in safety incident rate, improvement in selling, general & administrative expense as a percentage of total revenue, reduction of average stationary days per barge loading, improvement of working capital (calculated as accounts receivable added to inventory minus accounts payable divided by revenue), improvement in the number of reportable spill incidents per year, objectively quantifiable reductions in the Company’s carbon foot print, fleet unit turn rate, revenue per day per fleet unit, productivity per man hour, productivity per employee, objectively quantifiable improvements in accessorial services performance and percent of organic growth converted from land modes of transportation.

In addition, for any awards that are not intended to satisfy the Section 162(m) exception, the Compensation Committee may establish performance targets based on other performance goals, as it deems appropriate.

The performance targets may be based on objectives related to individual performance, Company performance, or the performance of a subsidiary, division, department, region, function or business unit. The performance targets may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance target may be measured in terms of Company performance (or of the performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar Corporate Transaction (as defined below) or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Compensation Committee may adjust or modify, as determined by the Compensation Committee, in its sole and absolute discretion, the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the participants’ awards under the 2008 Plan for such performance period attributable to such transaction, circumstance or event. To the extent such adjustments or modifications affect individuals subject to Section 162(m) of the Internal Revenue Code, they will be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Dividend Equivalents and Other Awards.  The Compensation Committee may, in its sole discretion, allow any recipient of an award under the 2008 Plan to receive, currently or on a deferred basis, interest, dividends or dividend equivalent payments, with respect to the number of shares of common stock covered by such award. The Compensation Committee may also provide for the amount of such interest, dividend or dividend equivalent to be reinvested and/or subject to the same terms and conditions (including vesting and forfeiture provisions) as the related award.

The Compensation Committee has the authority to grant other equity-related awards or cash payments, which payments may be based on one or more criteria determined by the Compensation Committee, under the 2008 Plan that are consistent with the purpose of the plan and the interests of the Company. The Compensation Committee may also establish procedures for the deferral of payment of awards.

Adjustments.  In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off, recapitalization or change in control that changes the character or amount of the common stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company (“Corporate Transactions”), the Compensation Committee shall make such adjustments to (i) the number and kind of securities subject to any outstanding award, (ii) the exercise price or purchase price, if any, of any outstanding award, and (iii) the maximum number and kind of securities that may be granted under the 2008 Plan, in each case, as it deems appropriate. The Compensation Committee will also make such other adjustments in order to preserve the benefits or potential benefits intended under the 2008 Plan. All determinations that the Compensation Committee makes in such a situation shall be conclusive and binding on all persons for all purposes. The Compensation Committee need not treat all types of awards, or all awards within the same type of award, in the same manner in such a situation.

Except as set forth below, upon the occurrence of Corporate Transaction in which outstanding stock options, stock appreciation rights, restricted stock units and restricted stock are not assumed, substituted or continued: (i) all outstanding shares of restricted stock shall be deemed to have vested, and all restricted stock units shall be deemed to have vested and the shares of stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and (ii) either of the following two actions shall be taken: (A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all options and stock appreciation rights outstanding shall become immediately exercisable for a period of fifteen days, or (B) the Board may elect, in its sole discretion, to cancel any outstanding awards of options, restricted stock, stock units, and/or stock appreciation rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to holders of shares of stock and, in the case of options or stock appreciation rights, equal to the product of the number of shares of stock subject to the option or stock appreciation rights (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the option price or stock appreciation right exercise price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an option or stock appreciation right during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the 2008 Plan, and all outstanding but unexercised options and stock appreciation rights shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold options and stock appreciation rights not later than the time at which the Company gives notice thereof to its stockholders. The foregoing acceleration of vesting shall not apply if provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the options, stock appreciation rights, stock units and restricted stock theretofore granted, or for the substitution for such options, stock appreciation rights, stock units and restricted stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the 2008 Plan, options, stock appreciation rights, stock units and restricted stock theretofore granted shall continue in the manner and under their respective terms, provided, however, if that if a participant is terminated without Cause within one year of the consummation of such Corporate Transaction, such options, stock appreciation rights, stock units and restricted stock shall be fully vested and, if applicable, exercisable for the period provided in the participant’s agreement or such longer period as the Compensation Committee may authorize.

Transfer and Rights Restrictions.  The rights of a participant with respect to any award granted under the 2008 Plan will be exercisable during the participant’s lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Compensation Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes; provided, that, incentive stock options are not transferable. No award will be construed as giving any participant a right to receive future awards or to continued employment or service with the Company.

Amendment and Termination of the 2008 Plan.  The Board of Directors of the Company may at any time alter, amend, suspend or terminate the 2008 Plan, in whole or in part, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the principal stock exchange on which the Company’s common stock is listed, and no termination, suspension, alteration or amendment may materially adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant.

Breach of Agreements.  The Compensation Committee may include a provision in any agreement or certificate governing an award under the plan that would require a participant to return gains realized on such award under the plan if the Compensation Committee determines that a material breach of certain obligations of the participant under one or more agreements has occurred to the extent specified in such agreement or certificate applicable to the participant.

Parachute Payments.  Payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

U.S. Federal Income Tax Consequences.

Incentive Stock Options.  The grant of an option will not be a taxable event for the participant or for the Company. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the participant or the Company. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock.  A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Share Units.  There are no immediate tax consequences of receiving an award of restricted share units under the 2008 Plan. A participant who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of shares and the value of the cash (if the restricted share units are settled in whole or in part in cash) issued to such participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the participant pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock-Settled Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock-settled stock appreciation rights under the 2008 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income. Because of recent changes in the Internal Revenue Code, the Company does not currently intend to grant cash-settled stock appreciation rights to participants who are U.S. tax payers.

Performance Awards.  The award of a performance award will have no federal income tax consequences for the Company or for the participant. The payment of the award is taxable to a participant as ordinary income. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. Subject to the limits of Section 162(m) of the Internal Revenue Code, we will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Equity Compensation Plan Information

Equity Compensation Plans

The table below outlines the number of shares of our common stock that are subject to outstanding options and stock unit awards granted under our stock compensation plans, the per share weighted-average exercise price of those options and stock unit awards, and the number of shares of Company common stock remaining available for future awards under the current stock compensation plans. The numbers in the table are as of December 31, 2007.

				Number of Securities
				Remaining
			(B)	Available for Future
	(A)		Weighted Average	Issuance
	Securities Issuable on		Exercise Price of	Under Plans (Excluding
Equity Compensation	Exercise of Outstanding		Outstanding Options,	Securities Reflected in
Plan Category	Options, Warrants and Rights		Warrants and Rights	Column (A))

Plans approved by stockholders	648,162	(1)	$19.79	1,360,088
Plans not approved by stockholders	1,277,012		$2.08	65,288

Total	1,925,174		$7.39	1,425,376

(1)	Includes 100,790 performance share units. Performance share units contain specific cumulative three year performance criteria and will only vest if those conditions are met. These shares do not carry an exercise price and therefore are not included in the weighted average exercise price.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY’S 2008 OMNIBUS INCENTIVE PLAN.

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PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernest & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ended December 31, 2008. E&Y has audited the books and records of the Company for the fiscal years ended December 31, 2007, December 31, 2006, December 31, 2005, and December 31, 2004. Representatives of E&Y are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement, if they desire to do so.

In connection with the audit of the Company’s financial statements and internal control over financial reporting for fiscal year 2008, the Company is a party to an agreement with E&Y which sets forth the terms by which E&Y will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The agreement with E&Y with respect to audit services for fiscal year 2007 contained the same provisions.

Disclosure of Auditor Fees

The description of the fees billed to the Company by E&Y during the years ended December 31, 2006 and 2007 is set forth below.

	2006	2007

Audit Fees(1)	$957,437	$1,438,476
Audit-Related Fees(2)	$62,975	$90,575
Tax Fees(3)	$86,350	$74,969
All Other Fees(4)	$2,380	$95,433

Total Fees	$1,109,142	$1,699,453

(1)	Audit Fees were for professional services rendered for the audits of consolidated financial statements of the Company, statutory audits, consents and assistance with review of documents filed with the SEC.

(2)	Audit-Related Fees were for professional services rendered for financial statement audits of employee benefit plans and audit procedures required to comply with financial, accounting or contractual reporting matters.

(3)	Tax Fees were for permissible tax services including U.S. and foreign tax compliance, tax planning and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence.

(4)	Includes success fees to technical accounting servicers, and in 2007, services related to a potential debt offering.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee has a policy for the pre-approval of all audit and non-audit services provided by the Company’s independent registered public accounting firm. Each year, the Audit Committee approves the proposed services, including the type and nature of such services. Audit Committee pre-approval is also required for engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended December 31, 2007 and December 31, 2006 were pre-approved by the Audit Committee in accordance with these policies and procedures.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SECURITY OWNERSHIP OF AMERICAN COMMERCIAL LINES INC.

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 1, 2008 for the following: (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each member of the Board; (iii) each Named Executive Officer (as defined under “Compensation Discussion and Analysis” below) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class(1)

GVI Holdings, Inc.	12,910,146	(2)	25.59%
2 North Riverside Plaza, Suite 600 Chicago, IL 60606
Columbia Wanger Asset Management, L.P.	6,344,000	(3)	12.58%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
BlackRock, Inc.	5,746,900	(4)	11.39%
40 East 52nd Street New York, NY 10022
Wellington Management Company, LLP	4,703,950	(5)	9.33%
75 State Street Boston, MA 02109
FMR LLC	4,241,350	(6)	8.41%
82 Devonshire Street Boston, MA 02109
WS Management, LLLP	2,603,700	(7)	5.16%
225 Water Street, Suite 1987 Jacksonville, FL 32202
Clayton K. Yeutter	132,106	(8)	*
Eugene I. Davis	85,202	(9)	*
Richard L. Huber	837,418	(10)	1.66%
Nils E. Larsen	95,614	(11)	*
Emanuel L. Rouvelas	95,202	(12)	*
R. Christopher Weber	90,202	(13)	*
Michael P. Ryan	16,808	(14)	*
Mark R. Holden**	0		*
Thomas R. Pilholski	0	(15)	*
W. N. Whitlock	282,668	(16)	*
Christopher A. Black***	0		*
Jerry R. Linzey	149,537	(17)	*
Nick C. Fletcher	9,297	(18)	*
Directors and Executive Officers as a Group (13 Persons)	1,794,054		3.56%

*	Less than one percent

**	Mr. Holden resigned from all executive positions and from the Board of Directors effective March 1, 2008.

***	On September 5, 2007, Mr. Black informed the Company of his plan to leave the Company upon expiration of his employment agreement on February 22, 2008. In January 2008, the Company entered into an agreement with Mr. Black to extend his employment through March 1, 2008, and thereafter to serve as a consultant to the Company until April 30, 2008.

(1)	Applicable percentage of ownership is based on 50,439,413 shares of common stock outstanding as of April 4, 2008 together with applicable options to purchase shares of Common Stock for such stockholder. The number of shares has been adjusted to reflect the February 2007 two-for-one stock split. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days following April 1, 2008 are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the stockholder named in this table has sole voting and dispositive power with respect to the shares of common stock shown as beneficially owned by such stockholder. The common stock presented in this table reflects the two-for-one stock split of February 20, 2007.

(2)	According to the Schedule 13D/A filed with the SEC on November 27, 2007, this includes: (i) 5,317,084 shares of Common Stock as to which GVI Holdings, Inc. shares beneficial ownership; (ii) 139,530 shares of Common Stock as to which GAMI Investments, Inc. shares beneficial ownership; (iii) 2,771,018 shares of Common Stock as to which SZ Investments, L.L.C. shares beneficial ownership; (iv) 1,174,712 shares of Common Stock and a warrant to purchase 559,672 shares of Common Stock as to which HY I Investments, L.L.C. shares beneficial ownership; (v) 1,573,130 shares of Common Stock as to which EGI-Fund (05-07) Investors, L.L.C. shares beneficial ownership; and (vi) 1,375,000 shares of Common Stock as to which EGI-Fund (08-10) Investors, L.L.C. shares beneficial ownership, the aggregate 12,910,146 shares of Common Stock held by the stockholders, as to which each of which Chai Trust Company, L.L.C. shares beneficial ownership, represent approximately 25.74 percent of the issued and outstanding Common Stock.

(3)	Beneficial ownership of Common Stock is as of December 31, 2007 as reported on Schedule 13G filed by Columbia Wanger Asset Management, L.P. with the SEC on January 24, 2008.

(4)	Beneficial ownership of Common Stock is as of January 31, 2008 as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2008.

(5)	Beneficial ownership of Common Stock is as of December 31, 2007 as reported on Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2008.

(6)	Beneficial ownership of Common Stock is as of February 14, 2008 as reported on Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2008.

(7)	Beneficial ownership of Common Stock is as of February 19, 2008 as reported on Schedule 13G filed by WS Management, LLLP with the SEC on February 29, 2008.

(8)	This amount excludes 2,666 shares of restricted stock and option to purchase 10,522 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 114,362 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount includes 4,000 shares of common stock purchased by Mr. Yeutter. This amount includes 300 shares indirectly owned in a custodial account for the benefit of a minor child. This amount excludes 1,250 shares in the Yeutter Family Generation Skipping Trust account, for which Mr. Yeutter has neither voting nor dispositive power.

(9)	This amount excludes 1,776 shares of restricted stock and options to purchase 7,015 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 76,240 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008.

(10)	This amount excludes 1,776 shares of restricted stock and options to purchase 7,015 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 449,848 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount includes 30,000 shares of common stock purchased by Mr. Huber.

(11)	This amount excludes 1,776 shares of restricted stock and options to purchase 7,015 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 66,240 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount includes 20,412 shares of common stock owned by Mr. Larsen not granted as equity by the Company.

(12)	This amount excludes 1,776 shares of restricted stock and options to purchase 7,015 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 76,240 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount includes 10,000 shares held jointly with a family member.

(13)	This amount excludes 1,776 shares of restricted stock and options to purchase 7,015 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 76,240 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount includes 5,000 shares held jointly with a family member.

(14)	This amount excludes 10,901 shares of restricted stock and options to purchase 165,934 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 16,808 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount excludes 11,919 shares of performance shares of restricted stock that will not have been earned within 60 days of April 1, 2008.

(15)	This amount excludes options to purchase 77,632 shares of common stock that will not vest within 60 days of April 1, 2008.

(16)	This amount excludes 13,288 shares of restricted stock and options to purchase 42,230 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 112,124 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount excludes 14,398 shares of performance shares of restricted stock that will not have been earned within 60 days of April 1, 2008. This includes 2,000 shares purchased by Mr. Whitlock.

(17)	This amount excludes 11,127 shares of restricted stock and options to purchase 30,833 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 85,303 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount excludes 12,145 shares of performance shares of restricted stock that will not have been earned within 60 days of April 1, 2008.

(18)	This amount excludes 9,728 shares of restricted stock and options to purchase 29,467 shares of common stock that will not vest within 60 days of April 1, 2008. This amount includes 9,256 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2008. This amount excludes 10,652 shares of performance shares of restricted stock that will not have been earned within 60 days of April 1, 2008.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of the Executive Compensation Program

The Compensation Committee of the Board of Directors of the Company (the “Committee”), which is comprised of three independent, non-employee directors as required under the NASDAQ listing standards, is responsible for overseeing the Company’s executive compensation program. During fiscal year 2007, the Committee consisted of Messrs. Larsen, Rouvelas and Weber.

The Committee regularly reviews and approves the Company’s executive compensation strategy and principles to ensure they are aligned with the Company’s business strategy and objectives, stockholder interests and corporate culture. The Committee annually reviews and approves corporate goals and objectives relevant to all compensation elements for the Company’s Chief Executive Officer and other executive officers of the Company, evaluates their performance in light of those goals and objectives, and sets compensation levels based on the evaluations. The Committee receives and considers input from the Chief Executive Officer and the Senior Vice President of Human Resources with respect to compensation levels for executive officers (other than their own compensation). However, the Committee exercises its discretion in modifying any recommended adjustments or awards to the other executive officers. The Chief Executive Officer and representatives from human resources and finance participate in Committee meetings and provide responses to Committee member questions. The Committee holds executive sessions without members of management present at least quarterly, but typically six times per year.

In making compensation decisions, the Committee reviews the amount of total compensation paid to each executive officer and the amount of wealth generated through employment service, and considers the relative amount of total compensation paid to the Company’s executive officers. This Compensation Discussion and Analysis provides a discussion of the Committee’s compensation philosophy and practices, the elements of compensation of the Company’s Chief Executive Officer and the other named executive officers who are listed in the Summary Compensation Table that follows (collectively, the “Named Executive Officers”), why those elements have been selected and how they are applied and implemented by the Committee. Messrs. Mark Holden and Christopher Black served as President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, and were Named Executive Officers during the full 2007 fiscal year. However, Mr. Holden resigned from his positions with the Company effective March 1, 2008. On September 5, 2007, Mr. Black informed the Company of his plan to leave the Company upon expiration of his employment agreement on February 22, 2008. In February 2008, the Company entered into an agreement with Mr. Black to extend his employment through March 1, 2008 and thereafter to serve as a consultant to the Company until April 30, 2008. This Compensation Discussion & Analysis primarily relates to our 2007 fiscal year and consequently, the compensation of Messrs. Holden and Black are included throughout this discussion because each of Messrs. Holden and Black provided services to the Company during the entire 2007 fiscal year.

In 2007, the Committee engaged compensation consultant Solenture to review and analyze executive and director compensation, and also to review the Committee’s current internal reporting tools and provide recommendations for improvements where necessary. In July 2007, Solenture provided the Committee with the results of its analysis on executive and director compensation practices, policies and trends. However, the Committee concluded that no adjustments needed to be made in the Company’s executive or director compensation practices as a result of Solenture’s analysis.

Ultimately, the Committee designs the executive compensation program so that it is reasonable and fair, and will be perceived as such to the management team and the stockholder base equally.

Objectives of the Executive Compensation Program

The primary objective of the Company’s executive compensation program is to align the wealth creation opportunity of the Company’s Named Executive Officers with increases in stockholder value.

The Committee considers the attendant impact on stockholder value when making compensation decisions for Named Executive Officers. The Committee uses various measures of stockholder value in their assessment, including but not limited to: earnings before interest, taxes, depreciation and amortization (“EBITDA”); net income; and share price.

Additionally, the Company’s executive compensation program has as an objective attracting and retaining first-class management talent from transportation, manufacturing and other industries who are capable of executing the Company’s strategic plan.

Executive Compensation Is Designed to Reward Company Performance

The Company’s executive compensation program rewards company performance and the contributions made by the Named Executive Officer. The executive compensation program rewards the Named Executive Officer when certain company-wide operational and financial metrics are achieved consistent with the Company’s annual budget. The Board of Directors approves the metrics on a fiscal-year basis within the process of their approving the Company’s overall annual budget. The metrics, individually and together, are quantifiable and measurable, and are not qualitative. The metrics include, but are not limited to: EBITDA; net income per share; safety; selling, general and administrative (“SG&A”) expenses; and working capital. Working capital is calculated as the sum of accounts receivable, inventory and inter-company work-in-progress (for the month of December) minus accounts payable and customer deposits (for the month of December), then divided by 2007 annual revenue. These metrics align Company goals and executive compensation.

Components of Named Executive Officer Compensation

There are three components to compensation for Named Executive Officers:

•	Cash Compensation — Base Salary;

•	Cash Compensation — Annual Bonus Opportunity; and

•	Equity Compensation — Restricted Stock Units and Stock Options.

Why the Company Chooses to Pay Each Element

Cash Compensation — Base Salary

Each Named Executive Officer receives a base salary commensurate with the scope and responsibility of his position. The base salary is established giving due consideration to the Named Executive Officer’s knowledge, experience, expertise and abilities. The Named Executive Officer’s expected contributions are also considered.

The Named Executive Officer has the opportunity to receive increases and, in certain circumstances, decreases in base salary based on individual performance and company performance although changes in executive compensation are mainly provided through performance-oriented components of executive compensation.

The Company believes that offering competitive base salaries is necessary to attract and retain talented executives who will help maximize the short and long-term value of the Company.

Cash Compensation — Annual Bonus Opportunity

Each Named Executive Officer has the opportunity to participate in company performance through the receipt of an annual cash bonus payment. The annual bonus payment ties executive compensation to the performance of the company. The annual bonus opportunity motivates and focuses the activity of the Named Executive Officer throughout the course of the year.

The Company believes annual bonuses are an important element of compensation because they reward excellent performance and encourage the Named Executive Officers to continue to strive for a high level of Company performance that builds stockholder value. As noted previously, Named Executive Officers have the potential to receive annual incentive bonuses based on Company performance measured against annually established operating and financial metrics such as: EBITDA; net income per share; safety; SG&A expenses; and working capital.

Equity Compensation — Restricted Stock Units and Stock Options

Each Named Executive Officer has the opportunity to participate in the long-term equity performance of the Company through the receipt of Company restricted stock units and stock options. The equity grants are predominantly tied to multi-year performance targets that are directly related to measurable metrics that reflect increases in stockholder value. The provision of equity opportunities to Named Executive Officers is designed to tie Named Executive Officer compensation to the performance of the Company and to motivate and focus Named Executive Officer activity over the course of several years.

The Committee believes that equity compensation is an important factor with respect to the retention of the Company’s Named Executive Officers and the alignment of their interests with those of the Company’s stockholders. Such equity compensation provides an incentive that focuses the Named Executive Officer’s attention on managing the Company from the perspective of an owner with an equity stake in the business.

How the Company Determines the Amount for Each Element

Base Salary

The Committee determines each Named Executive Officer’s base salary through the assessment of its needs and what the market requires to fulfill those needs. The Committee considers the Company’s existing compensation structure and determines the appropriate compensation for desired levels of responsibility. The Committee does not apply a formula for determining base salary or annual changes to base salary levels.

The base salaries for Named Executive Officers, including the Chief Executive Officer (the “CEO”), are determined by the Committee based on several factors, including but not limited to:

•	The nature and responsibility of the position;

•	The experience and performance of the individual Named Executive Officer; and

•	The recommendations of the Company’s CEO and Senior Vice President of Human Resources (except with regard to their own salaries).

The factors considered by the Committee are not assigned specific weights. Several Named Executive Officers are employed pursuant to agreements described under “Employment Agreements.” Their base salaries are shown in the “Salary” column of the Summary Compensation Table.

Cash Compensation — Annual Bonus Opportunity

Each Named Executive Officer has a specified target percentage of his base salary that determines the targeted annual bonus opportunity. The Named Executive Officer has the ability to exceed or fall short of his targeted annual bonus opportunity within a specified band. The Company pays 50 percent of a Named Executive Officer’s targeted annual bonus when the Company achieves a level of performance equal to 80 percent of the established base-line performance criteria. The Company may pay up to 150 percent of a Named Executive Officer’s targeted annual bonus when the Company achieves a level of performance equal to 120 percent of the established base-line performance criteria. Each of the established performance criteria is measured individually so it is possible to achieve various percentages of each individual performance metric.

The annual cash bonuses paid to the Company’s Named Executive Officers were based on the Company’s 2007 Annual Incentive Plan (the “AIP”). The Committee considered a combination of financial measures and business objectives when determining 2007 bonuses. The financial measures (70 percent of the total) included earnings per share (40 percent) and EBITDA (30 percent) (the “Budgeted Financial Measures”). The remaining 30 percent was tied to the achievement of the following business objectives: safety (10 percent); reduction of stationary days (10 percent); SG&A as a percentage of sales (5 percent); and targeted working capital (5 percent) (the “Budgeted Business Objectives” and together with the Budgeted Financial Measures, the “Budgeted Performance Goals”). An individual’s target award opportunity is calculated based upon a percentage of base salary determined by job level and the achievement of the defined Company Budgeted Performance Goals. The actual amounts of incentive awards are calculated using the following formula:

Actual Base Salary Earnings	x	Target Award Opportunity	x	Overall Performance Score

For fiscal year 2007, the Target Award Opportunities for the Named Executive Officers ranged from 65 percent to 100 percent of actual base salary depending on position. For fiscal year 2007, the Committee determined the extent to which the Budgeted Performance Goals were achieved and approved the amount of the annual incentive bonus to be paid to each Named Executive Officer. For performance in fiscal year 2007, the Company paid a total of $0.3 million to Named Executive Officers and a total of $3.2 million to all employees under the AIP.

The Committee sets the Budgeted Performance Goals based on projections of the Budgeted Financial Measures and the Budgeted Business Objectives. When the Committee established the Budgeted Performance Goals for fiscal year 2007, it did so based upon the Company’s budgets and projections for the coming year which the Company has maintained as confidential. While in the past the Company has provided guidance to the market in the form of projected ranges of full year EBITDA and earnings per share, the Company has never disclosed and has maintained the confidentiality of its yearly Budgeted Performance Goals.

The Company’s business is based on creating long-term stockholder value through obtaining and renewing long-term contracts that generate revenue from competitive freight rates in the Company’s transportation segment and external builds in the Company’s manufacturing segment. In each of these segments, the Company is subject to intense competition. It competes vigorously for these contracts. The disclosure of the specific goals for each of the Budgeted Performance Goals during the past fiscal year would provide the Company’s competitors, customers and third parties with detailed information not currently publicly available. This information would arm these competitors, customers and third parties with unfair bargaining leverage due to the detailed insight into the Company’s strategic business goals, ability (or lack thereof) to be flexible in achieving them, and its cash and other resources available to accomplish these goals, as well as an unfair insight into the expectations for management regarding contract renewals and extensions. This detailed information would give others a competitive advantage over the Company and insight into the economic drivers of the operation and expansion of the Company.

In 2007, the Committee established Budgeted Performance Goals that require exceptional performance to ensure that the annual bonus payment maintains its performance based nature and does not become and is not perceived as an entitlement. Accordingly, the Named Executive Officers received in 2007 pay outs from the Annual Incentive Plan between 0 percent and 138 percent of its various performance targets for 2007 performance. In 2007, the average payout to the Named Executive Officers was 13.95 percent. In 2006, the Company paid out between 0 percent and 150 percent of its various performance targets to Named Executive Officers. In 2006, the average payout to the Named Executive Officers was 103.75 percent.

Equity Compensation — Restricted Stock Units and Stock Options

The Committee grants equity awards based upon performance, the Named Executive Officer’s ability to impact the Company’s results, and the Named Executive Officer’s anticipated future contributions. The Committee allocates equity grants into three components and weights them to place the primary focus on aligning executive equity and stockholder value.

Each Named Executive Officer has a targeted percentage of his or her base salary that determines the potential value of that year’s equity grant. Stock options comprise 50 percent of the value of equity compensation. Stock options are granted at fair market value on date of grant determined under a Black-Scholes option valuation method, vest ratably over three years, and generally expire ten years from the date of grant.

Performance based restricted stock units comprise 25 percent of the value of equity compensation. The performance based restricted stock units vest in three years, assuming that the Board of Directors’ established performance metrics are met over the three-year period. The relevant performance metrics are the same as those set for the annual bonus opportunity, although not all annual bonus metrics are used with regard to performance based restricted stock units. Unlike the annual bonus opportunity, there is no graded vesting for the performance based restricted stock units, although there is the opportunity to make up a shortfall in performance in early years with above target performance in later years. Awards considered probable to vest given performance to the date of any period end are expensed over the vesting period. The value of each award is its fair market value on the grant date, which is the closing market price on that date. During fiscal year 2007, based on a decline in the cumulative performance against the long-term, performance based criteria defined in the 2006 and 2007 award of performance based restricted stock units, the Company reversed a previously recorded expense associated with the performance based restricted stock units granted in 2006 and no expense was recorded for the 2007 awards.

Time based restricted stock units comprise 25 percent of the value of equity compensation. Time based restricted stock units vest in a cliff fashion upon the third anniversary of the date of the grant.

The number of stock options and restricted stock units that are awarded is based upon a combination of the executive’s grade level and annual base salary from which a value is derived.

Stock options and other forms of equity compensation have been granted to executive officers of the Company when the executive officer first joins the Company. The Company believes that including equity as part of a compensation package for new hires is important to attract talented individuals who are needed to enhance the short and long-term value of the Company. Additionally, this practice gives newly appointed executives an immediate interest in the long-term value of the Company.

The grant date fair value of restricted stock, restricted stock units and securities underlying stock options awarded to Named Executive Officers expensed in fiscal years 2007 and 2006 in compliance with FAS 123R are reported in the Summary Compensation Table.

Other Benefits

Salary Continuation Plan.  The Company maintains a salary continuation plan under which supplemental retirement benefits are paid as a function of final pay. Following the Company’s emergence from bankruptcy, the only participant under the salary continuation plan is Mr. Whitlock, a Named Executive Officer. Benefits under the salary continuation plan are payable upon Mr. Whitlock’s termination, retirement, death or total and permanent disability, or upon a change of control, and include: (i) credits of contributions and earnings to a bookkeeping account kept for Mr. Whitlock’s benefit; and (ii) an amount equal to Mr. Whitlock’s annualized final salary at retirement. As of December 31, 2007, the value of Mr. Whitlock’s vested interest was $1.3 million.

How Does Each Element and the Company’s Decisions Regarding the Element Fit Into the Company’s Overall Compensation Objectives and Affect Decisions Regarding Other Elements?

The Company and the Committee seek to provide an opportunity to the Named Executive Officers to create wealth as stockholder value increases. To this end, a substantial portion of Named Executive Officer compensation is based on the annual and long-term achievement of measurable operating and financial metrics. Achievement of these performance metrics has a material impact on a Named Executive Officer’s wealth creation opportunity and annual cash compensation.

The Committee believes that the Named Executive Officers should expect to receive the majority of their compensation through components that are at risk and that annual compensation should be secondary to long-term wealth creation through the appreciation of equity.

As the Company designs its compensation programs to be related to performance, it is able to tie the wealth creation of the Named Executive Officers to increases in stockholder value.

Of note, the Committee regularly receives and reviews executive compensation tally sheets at its Committee meetings. The tally sheets allow the Committee to continuously monitor compensation and wealth creation vis-à-vis performance.

EXECUTIVE COMPENSATION POLICIES

Securities Trading Policy

This policy prohibits the Named Executive Officers, certain executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities, as well as prohibiting the buying or selling of puts, calls or other derivatives of Company securities. In addition, this policy is designed to ensure compliance with all insider trading rules.

Executive Officers Stock Ownership Guidelines

The Board believes that executive officers should own and hold Company common stock to further align their interests and actions with the interests of the Company’s stockholders. Accordingly, the Board adopted the Executive Officers Stock Ownership Guidelines (the “Officer Guidelines”), effective as of April 1, 2008.

Pursuant to the Officer Guidelines, executive officers of the Company are required to hold a multiple of the executive officer’s base salary converted to a fixed number of shares. The guideline for the Company’s Chief Executive Officer is set at four times annual base salary. The guidelines for the Company’s Executive Vice President and Chief Financial Officer is set at three times annual base salary. The guidelines for Senior Vice Presidents are set at three times the executive officer’s annual base salary. The guidelines for Grade 17 Vice Presidents are set at one point five times the executive officer’s annual base salary. The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the Officer Guidelines were adopted and the date the individual became an executive officer. The guidelines are re-calculated whenever an executive officer changes pay grade.

The stock ownership levels should be achieved by the Chief Executive Officer within five years of the adoption of the Officer Guidelines or within five years of appointment. Stock ownership levels should be achieved by the Executive Vice President and the Chief Financial Officer within four years of the adoption of the Officer Guidelines or within four years of appointment. Senior Vice Presidents must achieve stock ownership levels within four years of the adoption of the Officer Guidelines or within four years from appointment. Grade 17 Vice Presidents must achieve stock ownership levels within four years of the adoption of the Officer Guidelines or within four years from appointment. Once achieved, ownership of the Officer Guideline amount must be maintained as long as the executive officer remains with the Company.

Failure to meet, or show sustained progress toward meeting, the Officer Guidelines may result in an executive officer receiving future annual cash bonuses in the form of equity until he or she has satisfied the Officer Guidelines. The Company may also bar the executive officer from selling Company common stock until the Officer Guideline has been achieved, provided, however, that neither of these alternatives shall be exercised by the Company if the Executive Officer has not sold any stock.

Stock Option Grant Policies

The Committee is responsible for reviewing and approving any equity award under the Company’s equity based plans, as well as considering, recommending, administering and implementing the Company’s equity based plans.

In connection with the approval of equity awards under the Company’s equity based plans, the Company has not adopted a formal stock option grant policy. However, as a general practice, all equity awards made by the Committee are granted on the date of the meeting at which the award was approved. The grant price for the equity award is based on the closing price of the Company’s common stock on the Nasdaq Stock Market on the approval date. No equity award may be modified after the grant date except by the action of the Compensation Committee. Generally, annual equity awards are approved by the Committee at a regularly scheduled meeting during an open trading window. Except in the case of extraordinary circumstances, the Committee grants annual equity awards at the first regularly scheduled meeting during an open trading window after annual financial statement information is available. In the case of a new hire whose employment agreement or offer letter contains an award that must be approved by the Committee prior to the next regularly scheduled meeting during an open trading window, the grant price is based on the closing price of the Company’s common stock on the Nasdaq Stock Market on the later to occur of the approval date and the commencement of employment of the new hire.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million (including stock options and restricted stock units) paid in one year to the Named Executive Officers. Performance based compensation (including stock options and restricted stock units) is subject to an exception, provided such compensation meets certain requirements, including stockholder approval. The basic philosophy of the Committee is to periodically review the potential consequences of Section 162(m) and to strive to provide the Named Executive Officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with certain exemptions in Section 162(m) when it believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the Named Executive Officer’s performance.

Recoupment of Equity Awards

The Company’s employment agreements with Messrs. Holden, Black, Linzey and Fletcher include clawback provisions that require the return and/or forfeiture of performance based payments or awards in the event any bonus payment, stock awards, or other payment is based upon the satisfaction of financial performance metrics which are subsequently reversed due a restatement or reclassification of financial results of the Company or any subsidiary or affiliate. Of note, the clawback provisions do not apply to awards made pursuant to the initial executions of the employment agreements as these grants were made to induce these individuals to accept employment with the Company and are not based on future performance.

The Company’s 2005 Stock Incentive Plan includes a clawback provision requiring return and/or forfeiture of performance based payments or awards. The provision requires that in the event any award or other payment is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company or any subsidiary or affiliate, then any payments made or awards granted shall be returned and/or forfeited to the extent required and as then provided by applicable laws, regulations or listing requirements.

Policy Against Re-pricing Stock Options

The Company has steadfastly maintained a consistent policy against repricing stock options. We believe this is a critical element in maintaining the integrity of our equity compensation program and ensuring alignment of senior executives’ interests with the interests of our stockholders.

Perquisites and Other Personal Benefits

As a general rule, the Company does not provide perquisites and other personal benefits to its Named Executive Officers. In 2007, the only exception to this rule was a life insurance policy provided to Mr. Holden per his 2005 employment agreement.

Compensation of the Chief Executive Officer

During fiscal year 2007, Mark Holden served as President and CEO of the Company. In fiscal year 2007, Mr. Holden’s annualized base salary was $500,000. The determination of Mr. Holden’s compensation package was consistent with the Company’s overall compensation philosophy for other executive officers.

Mr. Holden’s annual incentive bonus for fiscal year 2007, paid in 2008, was $85,875 which represents approximately 22 percent of his target bonus opportunity. As a participant in the AIP, Mr. Holden’s annual incentive bonus was based on the financial performance of the Company and accomplishments of key objectives set forth in the AIP and as described in the section entitled Cash Compensation — Annual Bonus Opportunity.

Mr. Holden received long-term incentive awards in amounts determined by the Committee in accordance with the factors described above for all executive officers. On February 12, 2007, Mr. Holden received 4,942 restricted stock units. The restrictions on the restricted stock units lapse three years from the date of grant. Mr. Holden also received 4,942 performance based restricted units that vest in three years, assuming that the Board of Directors’ annually established performance metrics are cumulatively met over the three-year period. In addition, Mr. Holden received options to purchase 24,706 shares of the Company’s Common Stock with an exercise price of $36.05 per share, the fair market value of the shares on the grant date. Upon Mr. Holden’s resignation effective March 1, 2008, all unvested long-term incentive awards were forfeited.

Mr. Holden’s life insurance policy is similar to the life insurance provided to all company employees, but pays out at a higher multiple of his salary.

Mr. Holden’s employment agreement with the Company expired on January 17, 2008 and on February 18, 2008, Mr. Holden announced that he would resign as President and CEO of the Company effective March 1, 2008. The Board of Directors of the Company appointed Mr. Michael P. Ryan, to serve as the new President and Chief Executive Officer of the Company, effective March 1, 2008. Mr. Ryan previously served as Senior Vice President Sales and Marketing of the Company since November 2005.

In connection with Mr. Ryan’s appointment as President and Chief Executive Officer of the Company, the Committee approved a new letter agreement with Mr. Ryan. Under the terms of his letter agreement, Mr. Ryan: (a) will receive a base salary of $425,000 per year, (b) will be eligible to receive an annual target bonus beginning in 2009 of 75 percent of his base salary subject to meeting certain performance criteria, (c) will receive a grant of 63,352 stock options to purchase shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date, (d) will receive a grant of 70,146 stock options to purchase shares of the Company’s common stock with an exercise price equal to 125 percent of the fair market value of the Company’s common stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date, and (e) will be eligible to receive any other perquisites and benefits offered by the Company.

In determining Mr. Ryan’s compensation, the Committee reviewed tally sheets for Mr. Ryan and Mr. Holden and reviewed certain differences between Mr. Ryan’s and Mr. Holden’s respective compensation packages. Mr. Ryan’s tally sheet was reviewed on an actual basis as well as a pro forma basis for his new responsibilities. The Committee emphasized the importance of Mr. Ryan creating a culture of ownership in the senior management team and the value in the Company providing Mr. Ryan a meaningful equity grant as part of his compensation.

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SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)	($)(10)	($)	($)(1)	($)(2)	($)		($)

Mark R. Holden(3)	2007	$500,000	0	$442,050	$404,428	$85,875	$14,215	$10,786	(4)	$1,457,354
President and Chief	2006	$475,000	0	$462,342	$270,335	$505,447	$13,644	$13,306		$1,740,074
Executive Officer
Christopher A. Black(5)	2007	$315,000	0	$123,141	$126,488	$0	$11,616	$8,926	(6)	$585,171
Senior Vice President	2006	$295,000	0	$123,976	$73,147	$279,246	$11,321	$5,737		$788,427
Chief Financial Officer
W. N. Whitlock	2007	$340,000	0	$180,525	$182,601	$77,860	—	$12,567	(7)	$793,553
Executive Vice	2006	$325,000	0	$205,991	$118,474	$424,547	$14,890	$59,161		$1,148,063
President Governmental Affairs
Jerry L. Linzey	2007	$325,000	0	$130,330	$124,958	$52,098	$11,100	$8,904	(8)	$652,390
Senior Vice President	2006	$307,500	0	$126,188	$69,614	$269,941	$10,870	$64,147		$848,190
Chief Operating Officer
Nick C. Fletcher	2007	$274,000	0	$118,805	$118,345	$40,934	$13,491	$8,976	(9)	$574,551
Senior Vice President	2006	$265,000	0	$119,781	$70,362	$250,848	$13,010	$8,900		$727,901
Human Resources

(1)	AIP payments received February 22, 2008 for year 2007 performance.

(2)	As of September 30, 2007.

(3)	Mr. Holden resigned from the Company effective March 1, 2008.

(4)	$9,953 in premiums paid for a life insurance policy and its associated tax gross up per the terms of Mr. Holden’s employment contract and $833 in Company 401(k) contributions.

(5)	Mr. Black resigned as Senior Vice President and Chief Financial Officer effective March 1, 2008.

(6)	Company 401(k) contributions.

(7)	Includes Salary Continuation Plan earnings of $12,000 and $567 in Company 401(k) contributions.

(8)	Company 401(k) contributions.

(9)	Company 401(k) contributions.

(10)	Dollar values represent the expense recognized for financial statement purposes in the year in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). For a discussion of the assumptions used in determining these values, see Note 15 to our 2007 audited financial statements included in the Form 10-K.

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Post-Employment Provisions

In fiscal year 2007, pursuant to the terms of Messrs. Holden, Black, Linzey and Fletcher’s employment agreements, if their employment is terminated after a “change-in-control” (as defined in the respective agreements), they are entitled to receive three times the sum of (i) their base salary in effect on the day of termination and (ii) their Average Annual Bonus. Under the employment agreements, “Average Annual Bonus” is defined as: either the average bonus paid to the executive in the prior two calendar years or, if no bonus was paid in either of the prior two calendar years, 65 percent of their base salary, except for Mr. Holden, where 75 percent of his base salary shall be used. Under this formula, if any of these officers are terminated as a result of a change-in-control the payouts would be as follows: (i) Mr. Holden — $2.4 million; (ii) Mr. Black — $1.4 million; (iii) Mr. Linzey — $1.5 million; and (iv) Mr. Fletcher — $1.3 million.

The terms of Mr. Whitlock’s employment are governed by the Termination Benefits Agreement, as amended and supplemented, between himself and the Company. Under this agreement, if Mr. Whitlock is terminated as a result of a change-in-control (as defined in the agreement), provided that such termination occurs within nine months following the change-in-control, then Mr. Whitlock is entitled to payment under his salary continuation plan, including (i) credits of contributions and earnings to a bookkeeping account kept for the his benefit and (ii) an amount equal to his annualized final salary at retirement. As of December 31, 2007, the value of Mr. Whitlock’s account was $1.3 million and his annualized base salary was $0.3 million.

Upon a “change in control” (as defined in the applicable nonqualified stock option agreement, incentive stock option agreement, restricted stock award agreement, and restricted stock unit award agreement), any outstanding options will immediately become fully vested and the restrictions on restricted stock and restricted stock units will fully lapse for each of the Named Executive Officers. Assuming that the triggering event took place on December 31, 2007 and that the closing price of the Company’s Common Stock on NASDAQ as of that date ($16.24 ), these amounts equate to:

Mr. Holden
Unvested Stock Options $2,145,949
Unearned Performance Based Restricted Units $370,012
Unvested Time Restricted $2,798,477

Mr. Black
Unvested Stock Options $539,844
Unearned Performance Based Restricted Units $121,768
Unvested Time Restricted $712,286

Mr. Whitlock
Unvested Stock Options $1,066,211
Unearned Performance Based Restricted Units $137,001
Unvested Time Restricted $1,333,207

Mr. Linzey
Unvested Stock Options $522,946
Unearned Performance Based Restricted Units $123,197
Unvested Time Restricted $725,863

Mr. Fletcher
Unvested Stock Options $529,254
Unearned Performance Based Restricted Units $110,335
Unvested Time Restricted $702,380

EMPLOYMENT AGREEMENTS

Mark R. Holden

On January 18, 2005, the Company entered into an employment agreement with Mark R. Holden, the President and Chief Executive Officer of ACL and each of its operating subsidiaries. The contract expired on January 18, 2008, and Mr. Holden resigned from the Company effective March 1, 2008.

W.	N. Whitlock

On May 25, 2005, Mr. Whitlock’s nonqualified stock option agreement, incentive stock option agreement and restricted stock award agreement were amended to provide that if Mr. Whitlock’s employment is terminated due to death or disability, or without cause, or if Mr. Whitlock terminates his employment for good reason, all of his options will immediately become fully vested and exercisable and the restrictions on his restricted shares will fully lapse. If Mr. Whitlock’s employment is terminated for cause or if Mr. Whitlock terminates his employment without good reason, he will forfeit all rights and interests to any unvested restricted stock or options. Mr. Whitlock will have 90 days to exercise his vested options after his employment is terminated other than (i) for cause; (ii) upon his death, disability or retirement; or (iii) if he terminates his employment without good reason. If his employment is terminated for cause, Mr. Whitlock will have one day following termination to exercise his vested stock options. If his employment is terminated due to death, disability or retirement, his vested options will be exercisable for a period of twelve months. Lastly, if he terminates his employment without good reason, Mr. Whitlock will have sixty days following such termination to exercise his vested stock options.

On August 1, 2006, the Company amended Mr. Whitlock’s Termination Benefits Agreement such that he serves as the Executive Vice President Governmental Affairs.

Jerry R. Linzey

On May 24, 2005, the Company entered into an employment agreement with Jerry R. Linzey, the Senior Vice President and Chief Operating Officer. The initial term of the contract will expire on May 9, 2008, but is subject to one-year renewals at the Company’s written election. The contract requires Mr. Linzey to maintain the confidentiality of proprietary information during his employment and for a period of five years after termination, and to refrain from competing with and soliciting Company employees and customers during his employment and for a period of 18 months after termination. The contract provides for a minimum annual base salary of $275,000, which is subject to annual review. Mr. Linzey also will be eligible for a cash bonus with a target of 70 percent of his base salary, as determined by the Committee and dependent upon the achievement of performance targets mutually agreed to by Mr. Linzey and the Committee. Mr. Linzey will be permitted to participate in any benefit plans that are generally available to senior management. Under the contract, if Mr. Linzey’s employment is terminated without “cause” (as defined in the contract), or if Mr. Linzey terminates his employment with the Company for “good reason” (as defined in the contract), Mr. Linzey shall receive a cash payment payable over a period of twelve months in equal pro rata amounts calculated as follows: the sum of (i) his base salary in effect on the day of termination and (ii) his average annual bonus, which equals either the average bonus paid to him in the prior two calendar years or, if no bonus was paid in either of the prior two calendar years, 70 percent of his base salary. Please see the discussion under “Post-Employment Provisions” for information regarding any payments due as a result of a change-in-control.

If Mr. Linzey’s employment is terminated due to death, disability or without cause, or if Mr. Linzey terminates his employment for good reason, all of his options will immediately become fully vested and exercisable and the restrictions on his restricted shares will fully lapse. If Mr. Linzey is terminated for cause or if Mr. Linzey terminates his employment with the Company without good reason, he will forfeit all rights and interests to any unvested restricted stock or options. Mr. Linzey will have

12 months to exercise his vested options after his employment is terminated other than (i) for cause or (ii) if he terminates his employment with the Company without good reason. If his employment is terminated for cause, Mr. Linzey will have one day following termination to exercise his vested stock options. If he terminates his employment with the Company without good reason, Mr. Linzey will have sixty days following such termination to exercise his vested stock options.

On August 1, 2006, the Company amended Mr. Linzey’s employment agreement such that he will serve as the Chief Operating Officer through the term of his employment agreement. Mr. Linzey’s salary was adjusted to $325,000 per year, which has been reviewed annually and which may be increased but not decreased. The amendment also revised Mr. Linzey’s cash bonus through the remainder of the term of the agreement such that the target shall be 70 percent of his salary for any such period.

Christopher A. Black

On February 22, 2005, the Company entered into an employment agreement with Christopher A. Black, Senior Vice President and Chief Financial Officer of ACL. The contract expired on February 22, 2008, and Mr. Black resigned as Senior Vice President and Chief Financial Officer effective March 1, 2008.

Pursuant to a letter agreement entered into between Mr. Black and the Company, beginning March 1, 2008 through April 30, 2008, Mr. Black will serve as a consultant to the Company and provide services on an as needed and as requested basis. Pursuant to the terms of this letter agreement, during the time Mr. Black serves as a consultant to the Company, he: (a) will continue to receive a base salary of $315,000 per year, which is Mr. Black’s annual base salary in effect on the date of the letter agreement, and (b) beginning February 29, 2008 until April 30, 2008, will be eligible to receive a reimbursement of $1,100 per month for the cost of health care continuation coverage pursuant to COBRA. As a condition to receiving these payments, Mr. Black has signed and agreed not to revoke the Company’s standard Release and Waiver of Employment and Termination of Employment Claims.

Nick C. Fletcher

On March 1, 2005, the Company entered into an employment agreement with Nick C. Fletcher, Senior Vice President Human Resources of the Company. The contract expired on March 1, 2008, and was not renewed. The contract required Mr. Fletcher to maintain the confidentiality of proprietary information during his employment and for a period of five years after termination, and to refrain from competing with and soliciting Company employees and customers during his employment and for a period of 18 months after termination. The contract provided for a minimum annual base salary of $250,000, which is subject to annual review. Mr. Fletcher was eligible for a cash bonus with a target of 65 percent of his base salary, as determined by the Committee and dependent upon the achievement of performance targets mutually agreed to by Mr. Fletcher and the Committee. Mr. Fletcher was permitted to participate in any benefit plans that are generally available to senior management.

Under the contract, if Mr. Fletcher’s employment is terminated without “cause” (as defined in the contract), or if Mr. Fletcher terminates his employment for “good reason” (as defined in the contract), Mr. Fletcher shall receive a cash payment payable over a period of 12 months in equal pro rata amounts calculated as follows: the sum of (i) his base salary in effect on the day of termination and (ii) his average annual bonus, which equals either the average bonus paid to him in the prior two calendar years or, if no bonus was paid in either of the prior two calendar years, 65 percent of his base salary. Please see the discussion under “Post-Employment Provisions” for information regarding any payments due as a result of a change-in-control.

If Mr. Fletcher’s employment is terminated due to death, disability or without cause, or if Mr. Fletcher terminates his employment for good reason, all of his options will immediately become fully vested and exercisable and the restrictions on his restricted shares will fully lapse. If Mr. Fletcher’s employment is terminated for cause or if Mr. Fletcher terminates his employment without good reason, he will forfeit all rights and interests to any unvested restricted stock or options. Mr. Fletcher will have 90 days to exercise his vested options after his employment is terminated other than (i) for cause; (ii) upon his death, disability or retirement; or (iii) if he terminates his employment without good reason. If his employment is terminated for cause, Mr. Fletcher will have one day following termination to exercise his vested stock options. If his employment is terminated due to death, disability or retirement, his vested stock options will be exercisable for a period of twelve months. Lastly, if he terminates his employment without good reason, Mr. Fletcher will have sixty days following such termination to exercise his vested stock options.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
		Estimated Future Payouts						Number of	Number of	or Base	Date Fair
		Under Non-Equity			Estimated Future Payouts Under Equity			Shares of	Securities	Price of	Value of
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	the Equity
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Award
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Mark R. Holden	1/15/07 (1)										$178,159
	2/12/07	$187,500	$375,000	$562,500	4,942	4,942	4,942	4,942	24,706	$36.05	$178,159
	2/12/07										$410,614
	2/12/07

Christopher A. Black	1/15/07										$73,758
	2/12/07	$102,375	$204,750	$307,125	2,046	2,046	2,046	2,046	10,228	$36.05	$73,758
	2/12/07										$169,989
	2/12/07
W. N. Whitlock	1/15/07										$89,692
	2/12/07	$176,800	$340,000	$530,400	2,488	2,488	2,488	2,488	12,444	$36.05	$89,692
	2/12/07										$206,819
	2/12/07

Jerry R. Linzey	1/15/07										$76,931
	2/12/07	$118,300	$227,500	$354,900	2,134	2,134	2,134	2,134	10,662	$36.05	$76,931
	2/12/07										$177,202
	2/12/07

Nick C. Fletcher	1/15/07										$66,260
	2/12/07	$92,950	$178,750	$278,850	1,838	1,838	1,838	1,838	9,188	$36.05	$66,260
	2/12/07										$152,705
	2/12/07

(1)	The Committee adopted the 2007 Annual Incentive Plan (“AIP”) on January 15, 2007.

On February 12, 2007, the Committee approved grants of long-term incentive awards under the American Commercial Lines Inc. 2005 Stock Incentive Plan to certain employees of the Company. The long-term incentive award for each Named Executive Officer consists of (i) options to purchase shares of the Company’s common stock, par value $.01 (the “Common Stock”), (ii) time-vested restricted stock units and (iii) performance based restricted stock units. The number of shares included in each award and the option exercise price was calculated based upon the closing price of the Company’s Common Stock on February 12, 2007.

Performance based restricted stock units.  The performance based restricted stock units vest in full on February 12, 2010 subject to the Named Executive Officer’s continued employment with the Company or any subsidiary or affiliate of the Company and the satisfaction of certain pre-established performance measures in fiscal years 2007, 2008 and 2009 based upon: (i) EBITDA; and (ii) earnings per share (“EPS”). The Committee of the Board will approve the annual EBITDA and EPS performance targets for each year of the three-year performance period. No shares of performance based restricted stock units are eligible to vest prior to the end of the three-year performance period unless the recipient is terminated without cause, for good reason or upon a change in control as set forth below.

Time-vested restricted stock units.  The time-vested restricted stock units vest in full on February 12, 2010 (the “Vesting Date”) subject to the Named Executive Officer’s continued employment with the Company or any subsidiary or affiliate of the Company through and including the Vesting Date.

In the event prior to the vesting of the stock options, time-vested restricted stock units or performance based restricted stock units (each, a “Grant”), the Named Executive Officer’s employment with the Company is terminated without Cause (as defined in the Stock Option Agreement and Restricted Stock Unit Agreement) or for Good Reason (as defined in the Stock Option Agreement and Restricted Stock Unit Agreement) or in the event of a change of control of the Company, the Grant shall become fully vested.

Stock options.  The stock options granted to each Named Executive Officer become exercisable in three equal annual installments beginning on February 12, 2008. The exercise price of the stock options is equal to the closing price of the Company’s Common Stock on February 12, 2007 ($36.05 per share). The stock options expire on the earlier of: (a) February 12, 2017; or (b) to the extent the stock options are vested, the date that is one day following the date the optionee’s employment with the Company or any subsidiary or affiliate of the Company is terminated for Cause (as defined in the Stock Option Agreement).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
													Equity
													Incentive
					Equity						Equity		Plan Awards:
					Incentive					Market	Incentive		Market or
					Plan			Number of		Value of	Plan Awards:		Payout
					Awards:			Shares or		Shares or	Number of		Value of
	Number of		Number of		Number of			Units of		Units of	Unearned		Unearned
	Securities		Securities		Securities			Stock		Stock	Shares,		Shares,
	Underlying		Underlying		Underlying			That		That	Units or		Units or
	Unexercised		Unexercised		Unexercised	Option		Have		Have	Other Rights		Other Rights
	Options		Options		Unearned	Exercise	Option	Not		Not	That Have		That Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(2)

Mark R. Holden	—		151,564	(3)	—	$2.08125	1/18/2015	—		—	—		—
	—		44,602	(4)	—	$16.815	2/1/2016	—		—	—		—
	—		24,706	(5)	—	$36.05	2/12/2017	—		—	—		—
	—		—		—	—	—	149,536	(6)	$2,428,465	—		—
	—		—		—	—	—	14,512	(7)	$235,675	—		—
	—		—		—	—	—	4,942	(8)	$80,258	—		—
	—		—		—	—	—	—		—	17,842	(9)	$289,754
	—		—		—	—	—	—		—	4,942	(10)	$80,258
Christopher A. Black	74,016	(11)	38,128	(12)	—	$2.08125	2/22/2015	—		—	—		—
	6,816	(13)	13,628	(14)	—	$16.815	2/1/2016	—		—	—		—
	—		10,228	(15)	—	$36.05	2/12/2017	—		—	—		—
	—		—		—	—	—	37,380	(16)	$607,051	—		—
	—		—		—	—	—	4,434	(17)	$72,008	—		—
	—		—		—	—	—	2,046	(18)	$33,227	5,452	(19)	$88,540
	—		—		—	—	—	—		—	2,046	(20)	$33,227
	—		—		—	—	—	—		—
W. N. Whitlock	17,804	(21)	75,304	(21)	—	$2.08125	1/18/2015	—		—	—		—
	7,434	(22)	14,868	(23)	—	$16.815	2/1/2016	—		—	—		—
	—		12,444	(24)	—	$36.05	2/12/2017	—		—	—		—
	—		—		—	—	—	74,768	(25)	$1,214,232	—		—
	—		—		—	—	—	4,838	(26)	$78,569	—		—
	—		—		—	—	—	2,488	(27)	$40,405	5,948	(28)	$96,595
	—		—		—	—		—		—	2,488	(29)	$40,405
								—		—
Jerry R. Linzey	37,008	(30)	38,128	(31)	—	$2.25	5/24/2015	—		—	—		—
	—		13,628	(32)	—	$16.815	2/1/2016	—		—	—		—
	—		10,662	(33)	—	$36.05	2/12/2017	—		—	—		—
	—		—		—	—	—	37,380	(34)	$607,051	—		—
	—		—		—	—	—	4,434	(35)	$72,008	—		—
	—		—		—	—	—	2,134	(36)	$34,656	5,452	(37)	$88,540
	—		—		—	—	—	—		—	2,134	(38)	$34,656
	—		—		—	—	—	—		—
Nick C. Fletcher	—		37,380	(39)	—	$2.08125	2/18/2015	—		—	—		—
	—		12,388	(40)	—	$16.815	2/1/2016	—		—	—		—
	—		9,188	(41)	—	$36.05	2/12/2017	—		—	—		—
	—		—		—	—	—	37,380	(42)	$607,051	—		—
	—		—		—	—	—	4,032	(43)	$65,480	—		—
	—		—		—	—	—	1,838	(44)	$29,849	4,956	(45)	$80,485
	—		—		—	—	—	—		—	1,838	(46)	$29,849
	—		—		—	—	—	—		—

(1)	All values in this column are based on the $16.24 value of a share of stock at close of market on December 31, 2007.

(2)	All values in this column are based on the $16.24 value of a share of stock at close of market on December 31, 2007.

(3)	On January 18, 2005, Mr. Holden received a grant of 448,608 stock options. 148,522 options vested on the first anniversary. 148,522 options vested on the second anniversary. Mr. Holden has exercised and sold those vested options over the period March 1 — 2, 2007. 151,564 options vested on January 18, 2008.

(4)	On February 1, 2006, Mr. Holden received a grant of 66,904 stock options. 22,302 vested on the first anniversary and were exercised and sold over the period March 1 — 2, 2007. 22,302 vested on February 1, 2008. The remaining 22,300 stock options were forfeited upon Mr. Holden’s resignation effective March 1, 2008.

(5)	On February 12, 2007, Mr. Holden received a grant of 24,706 stock options. 8,235 options vested on the first anniversary. Upon Mr. Holden’s resignation effective March 1, 2008, the remaining options were forfeited.

(6)	On January 18, 2005, Mr. Holden received an award of 448,608 time-vested restricted shares. 149,536 vested on January 18, 2006, with 58,298 shares sold for taxes leaving a balance of 91,238 shares. Mr. Holden sold 91,238 vested shares on October 26, 2006. 149,536 shares vested on the second anniversary with 58,502 shares sold for taxes leaving a balance of 91,034. On February 28, 2007 and March 2, 2007, Mr. Holden sold 90,654 vested shares leaving a balance of 380 vested shares. 149,536 shares vested on January 18, 2008.

(7)	On February 1, 2006, Mr. Holden received an award of 14,512 time-vested restricted units. The units vest on February 1, 2009. Upon Mr. Holden’s resignation effective March 1, 2008, these units were forfeited.

(8)	On February 12, 2007, Mr. Holden received an award of 4,942 time-vested restricted units. The units vest on February 12, 2010. Upon Mr. Holden’s resignation effective March 1, 2008, these units were forfeited.

(9)	On February 1, 2006, Mr. Holden received an award of 17,842 performance based restricted stock units. The units will vest in full on February 1, 2009 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period. Upon Mr. Holden’s resignation effective March 1, 2008, these units were forfeited.

(10)	On February 12, 2007, Mr. Holden received an award of 4,942 performance based restricted stock units. The units will vest in full on February 12, 2010 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period. Upon Mr. Holden’s resignation effective March 1, 2008, these units were forfeited.

(11)	On February 22, 2005, Mr. Black received an award of 112,144 stock options. 37,008 options vested on February 22, 2006. 37,008 options vested on February 22, 2007. 38,128 options vested on February 22, 2008.

(12)	See footnote 11.

(13)	On February 1, 2006, Mr. Black received an award of 20,444 stock options. 6,816 vested on the first anniversary. 6,814 vested on February 1, 2008. The remaining options were forfeited upon Mr. Black’s resignation.

(14)	See footnote 13.

(15)	On February 12, 2007, Mr. Black received an award of 10,288 stock options. 3,409 shares vested on February 12, 2008. The remaining shares were forfeited upon Mr. Black’s resignation.

(16)	On February 22, 2005, Mr. Black received an award of 112,144 restricted shares. 37,382 vested on the first and second anniversaries. 37,380 vested on February 22, 2008.

(17)	On February 1, 2006, Mr. Black received an award of 4,434 time-vested restricted units. The units were forfeited upon Mr. Black’s resignation.

(18)	On February 12, 2007, Mr. Black received an award of 2,046 time-vested restricted units. The units were forfeited upon Mr. Black’s resignation.

(19)	On February 1, 2006, Mr. Black received an award of 5,452 performance based restricted stock units. The units were forfeited upon Mr. Black’s resignation.

(20)	On February 12, 2007, Mr. Black received an award of 2,046 performance based restricted stock units. The units were forfeited upon Mr. Black’s resignation.

(21)	On January 18, 2005, Mr. Whitlock received a grant of 224,304 stock options. 74,500 options vested on the first and second anniversaries. Mr. Whitlock exercised and sold 131,196 of the vested options on August 3, 2006, November 6, 2006 and May 9 — 10, 2007. The remaining 75,304 options vested on January 18, 2008.

(22)	On February 1, 2006, Mr. Whitlock received a grant of 22,302 stock options. 7,434 vested on February 1, 2007 and February 1, 2008. 7,434 will vest on the third anniversary.

(23)	See footnote 22.

(24)	On February 12, 2007, Mr. Whitlock received 12,444 stock options. 4,148 option vested on February 12, 2008. 4,148 options will vest on each of the second and third anniversaries.

(25)	On January 18, 2005, Mr. Whitlock received an award of 224,304 time-vested restricted shares. 74,768 vested on January 18, 2006, with 26,020 sold for taxes leaving a balance of 48,748. 74,768 shares vested on the second anniversary with 29,560 sold for taxes. 74,768 vested on the third anniversary with 26,693 sold for taxes.

(26)	On February 1, 2006, Mr. Whitlock received an award of 4,838 time-vested restricted units. The units vest on February 1, 2009.

(27)	On February 12, 2007, Mr. Whitlock received an award of 2,488 time-vested restricted units. The units vest on February 12, 2010.

(28)	On February 1, 2006, Mr. Whitlock received an award of 5,948 performance based restricted stock units. The units will vest in full on February 1, 2009 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

(29)	On February 12, 2007, Mr. Whitlock received an award of 2,488 performance based restricted stock units. The units will vest in full on February 12, 2010 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

(30)	Mr. Linzey received a grant of 112,144 stock options on May 24, 2005. 37,008 options vested on May 24, 2006. Mr. Linzey exercised and sold these options on August 3, 2006. 37,008 vested on the second anniversary and 38,128 options will vest on the third anniversary.

(31)	See footnote 30.

(32)	On February 1, 2006, Mr. Linzey received 20,444 stock options. 6,816 vested on the first anniversary and were exercised and sold by Mr. Linzey on March 2, 2007. 6,814 options vested on February 1, 2008. 6,814 will vest on the third anniversary.

(33)	On February 12, 2007, Mr. Linzey received 10,662 stock options. 3,554 vested on February 12, 2008. 3,554 will vest on each of the second and third anniversaries.

(34)	On May 24, 2005, Mr. Linzey received an award of 112,144 shares of restricted stock. 37,382 vested on May 24, 2006 with 13,292 shares sold for taxes leaving a balance of 24,090 that were sold by Mr. Linzey on August 3, 2006. 37,382 vested on the second anniversary with 14,082 sold for taxes. 37,380 shares will vest on the third anniversary.

(35)	On February 1, 2006, Mr. Linzey received 4,434 time-vested restricted units. The units vest on February 1, 2009.

(36)	On February 12, 2007, Mr. Linzey received 2,134 time-vested restricted units. The units vest on February 12, 2010.

(37)	On February 1, 2006, Mr. Linzey received an award of 5,452 performance based restricted stock units. The units will vest in full on February 1, 2009 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

(38)	On February 12, 2007, Mr. Linzey received an award of 2,134 performance based restricted stock units. The units will vest in full on February 12, 2010 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

(39)	Mr. Fletcher received a grant of 112,144 stock options on March 1, 2005. 74,764 have vested and were exercised and sold on May 2, 2006 and March 2, 2007. 37,380 vested on March 1, 2008 and were sold on March 3, 2008.

(40)	Mr. Fletcher received a grant of 18,584 stock options on February 1, 2006. 6,196 vested on the first anniversary and were exercised and sold on March 2, 2007. 6,194 vested on February 1, 2008. 6,194 will vest on the third anniversary.

(41)	On February 12, 2007, Mr. Fletcher received 9,188 stock options. 3,062 vested on the first anniversary. 3,063 will vest on each of the second and third anniversaries.

(42)	On March 1, 2005, Mr. Fletcher received an award of 112,144 shares of restricted stock. 37,382 vested on March 1, 2006 with 12,410 sold for taxes leaving a balance of 24,972. He sold the 24,972 shares of vested restricted stock on May 2, 2006. 37,382 vested on the second anniversary with 14,071 sold for taxes. The 23,311 balance was sold on March 2 and 7, 2007. 37,380 vested on the third anniversary with 12,475 sold for taxes. The balances of the shares were sold on March 3, 2008.

(43)	On February 1, 2006, Mr. Fletcher received an award of 4,032 time-vested restricted units. The units vest on February 1, 2009.

(44)	On February 12, 2007, Mr. Fletcher received an award of 1,838 time-vested restricted units. The units vest on February 12, 2010.

(45)	On February 1, 2006, Mr. Fletcher received an award of 4,956 performance based restricted stock units. The units will vest in full on February 1, 2009 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

(46)	On February 12, 2007, Mr. Fletcher received an award of 1,838 performance based restricted stock units. The units will vest in full on February 12, 2010 subject to his continued employment with the Company and the Company meeting pre-established EBITDA and EPS performance measures over the three-year period.

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OPTION EXERCISES AND STOCK VESTED

	Options Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Received
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mark R. Holden	319,346	$10,360,606	149,536	$5,096,935
Christopher A. Black	—	—	37,382	$1,458,646
W. N. Whitlock	81,196	$2,228,486	74,768	$2,548,467
Jerry R. Linzey	6,816	$127,834	37,382	$1,088,938
Nick C. Fletcher	43,580	$1,351,351	37,382	$1,347,621

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PENSION BENEFITS

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)

Mark R. Holden	ACL LLC Pension Plan	2	$37,750	0
Christopher A. Black	ACL LLC Pension Plan	2	$30,325	0
W. N. Whitlock	ACL LLC Pension Plan	28	$774,030	0
Jerry R. Linzey	ACL LLC Pension Plan	2	$26,406	0
Nick C. Fletcher	ACL LLC Pension Plan	2	$33,858	0

(1)	Values of Accumulated Benefits at September 30, 2007, the ACL LLC Pension Plan’s measurement date.

Salaried Employee Pension Plans

Retirement benefits from our funded and unfunded non-contributory pension plans are based on both length of service and compensation levels. The compensation covered by the pension plans is compensation paid by ACL LLC to a participant on a regular monthly or annual salary basis, including bonuses or similar awards for personal services rendered in a position that is not under the scope of a labor agreement prior to 2000. Compensation items listed in the Summary Compensation Table covered by the pension plans are salary and bonus. Benefits earned before February 1, 2000 are computed at the time of retirement under a defined benefit formula based on years of service and average salary and bonus for the highest 60 consecutive months of service, computed without regard to additional payments in stock. Benefits earned after February 1, 2000 are computed based on career-average base salary only. The pension plan provides for normal retirement at age 65, and, subject to certain eligibility requirements, early retirement beginning at age 55 is permitted with reduced pension payments.

The Internal Revenue Code imposes certain limitations on compensation and benefits payable from tax-qualified pension plans. Pension amounts in excess of such limitations are payable from the non-qualified pension plan, which is not funded.

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NONQUALIFIED DEFERRED COMPENSATION

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance
	Contributions	Contributions in	in Last	Withdrawals/	at Last
	in Last FY	Last FY	FY	Distributions	FYE
Name	($)	($)	($)	($)	($)

W. N. Whitlock
Salary Continuation Plan	0	$18,864	$16,344	0	$1,371,306

The Company maintains various qualified and nonqualified benefit plans for its employees. All salaried, full-time employees are covered or will be covered by an ERISA-qualified defined benefit retirement plan and are eligible to participate in a 401K savings plan that includes a partial company match feature.

The Company currently has one Named Executive Officer participating in a nonqualified deferred compensation program, Mr. W.N. Whitlock.

DIRECTOR COMPENSATION 2007

							Change in
							Pension
	Fees						Value and
	Earned or					Non-Equity	Nonqualified
	Paid in	Stock		Option		Incentive Plan	Deferred	All Other
	Cash	Awards		Awards		Compensation	Compensation	Compensation	Total
Name	($)	($)(5)		($)		($)	Earnings	($)	($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)

Clayton Yeutter	$77,500	$24,841	(1)	$84,798	(2)	—	—	—	$187,139	(6)
Eugene Davis	$60,000	$16,541	(3)	$56,511	(4)	—	—	—	$133,052
Richard Huber	$30,000	$16,541	(3)	$56,511	(4)	—	—	—	$103,052
Nils Larsen	$56,250	$16,541	(3)	$56,511	(4)	—	—	—	$129,302	(6)
Emanuel Rouvelas	$53,750	$16,541	(3)	$56,511	(4)	—	—	—	$126,802
R. Christopher Weber	$65,000	$16,541	(3)	$56,511	(4)	—	—	—	$138,052	(6)

(1)	On February 12, 2007, Mr. Yeutter, as Chairman of our Board, received 732 restricted shares of Common Stock. The restricted shares vest in three equal annual installments, commencing on the first anniversary of the grant date. The dollar value represents the expense recognized for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). The fair market value of the stock on date of grant was $36.05 per share.

(2)	On February 12, 2007, Mr. Yeutter, as Chairman of our Board, received 5,462 nonqualified options to purchase Common Stock at an exercise price of $36.05 per share. The options vested on August 12, 2007. The dollar value represents the expense recognized for financial statement purposes in accordance with FAS 123R.

(3)	On February 12, 2007, Messrs. Davis, Huber, Larsen, Rouvelas and Weber, non-employee directors, received 486 restricted shares of Common Stock. The restricted shares vest in three equal annual installments, commencing on the first anniversary of the grant date. The dollar value represents the expense recognized for financial statement purposes in accordance with FAS 123R. The fair market value of the stock on date of grant was $36.05 per share.

(4)	On February 12, 2007, Messrs. Davis, Huber, Larsen, Rouvelas and Weber, non-employee directors, received 3,640 nonqualified options to purchase Common Stock at an exercise price of $36.05 per share, the fair market value at close of market on the date of grant, February 12, 2007. The options vested on August 12, 2007. The dollar value represents the expense recognized for financial statement purposes in accordance with FAS 123R.

(5)	Dollar values represent the expense recognized for financial statement purposes in the year in accordance with Statement of FAS 123R. For a discussion of the assumptions used in determining these values, see Note 15 to our 2007 audited financial statements included in this Form 10-K.

(6)	In light of the extraordinary services required of Messrs. Yeutter, Larsen and Weber during 2007 and the first quarter of 2008, the Board is considering making a special compensatory award to those individuals in recognition of their significant additional contributions and will consider such an award during its meeting in May 2008.

For fiscal year 2007, the Chairman of our Board was paid $45,000 annually and the other non-employee directors were paid $30,000 annually. The Chairmen of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee were each paid an additional $5,000 annually. Each member of a Committee, including the Chairman of each Committee, received an additional $1,250 per Committee meeting attended in person or by telephone.

The aggregate shares for restricted stock grants and options which were outstanding as of December 31, 2007 are presented in the table below.

	Stock Awards
	Restricted	Restricted	Stock
	Stock	Stock Units	Options
	(#)	(#)	(#)

Clayton Yeutter	12,000	2,532	114,362
Eugene Davis	8,000	1,686	76,240
Richard Huber	8,000	1,686	76,240
Nils Larsen	8,000	1,686	66,240
Emanuel R Rouvelas	8,000	1,686	76,240
R. Christopher Weber	8,000	1,686	76,240

Non-Employee Director Stock Ownership Guidelines

The Board believes that Non-Employee Directors should own and hold Company common stock to further align their interests and actions with the interests of the Company’s stockholders. Accordingly, the Board adopted the following Non-Employee Director Stock Ownership Guidelines (the “Director Guidelines”), effective as of October 1, 2007, and revised as of April 1, 2008.

Non-Employee Directors of the Company shall own Company common stock equal in value to five times the annual Board retainer (not including any additional fees paid for attendance of meetings or for service as a committee chairperson), calculated using the annual retainer as of the later of the date the Director Guidelines were adopted or the date the Director is first elected to the Board. Non-Employee Directors are required to achieve the Director Guidelines within five years of joining the Board, or, in the case of Non-Employee Directors serving at the time the Director Guidelines were adopted, within five years of the date of adoption of the Director Guidelines. Once achieved, ownership of the Director Guideline amount must be maintained as long as the Director retains his or her seat on the Board.

Failure to meet, or show sustained progress toward meeting, the Director Guidelines may result in the Non-Employee Director receiving future fees or annual retainers in the form of equity until he or she has satisfied the Director Guidelines. The Company may also bar the Director from selling Company common stock until the guideline has been achieved.

There may be instances where the Director Guidelines would place a severe hardship on a Non-Employee Director. The Nominating and Governance Committee will make the final decision as to developing alternative stock ownership guidelines for a Director that reflect the intentions of the Director Guidelines and the Director’s individual circumstances.

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COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee shall not be deemed to be soliciting material nor to be filed with the SEC under the Securities Act or the Exchange Act , nor incorporated by reference in any document so filed.

During 2007, the Compensation Committee was chaired by Mr. Larsen and also included Messrs. Rouvelas and Weber. Each member of the Compensation Committee is an independent director as such term is defined under the current NASDAQ listing requirements. The duties of the Compensation Committee are summarized in this proxy statement under “Committees and Meetings of the Board of Directors — Compensation Committee” on page 8 and are more fully described in the Compensation Committee Charter which may be found on our Web site (www.aclines.com).

After reviewing and discussing with management the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in the Company’s proxy statement on Schedule 14A for the year ended December 31, 2007.

BY THE COMPENSATION COMMITTEE

Nils E. Larsen (Chair)
Emanuel L. Rouvelas
R. Christopher Weber

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Larsen, Rouvelas and Weber. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2007, no executive officers of the Company served on the board of directors or compensation committee of another entity, any of whose executive officers served on the Board or Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

During 2007, the Audit Committee was chaired by R. Christopher Weber and also included Eugene Davis and Clayton Yeutter. Each member of the Audit Committee is an independent director as such term is defined under the current NASDAQ Stock Market listing requirements. The duties of the Audit Committee are summarized in this proxy statement under “Committees and Meetings of the Board of Directors — Audit Committee” on page 8 and are more fully described in the Audit Committee Charter which may be found on our Web site (www.aclines.com).

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, and the Company’s accounting and financial reporting processes and systems of internal control. Management has primary responsibility for the Company’s internal controls and the preparation of financial statements in accordance with generally accepted accounting principles. The Committee also reviews the qualifications, independence and performance of the Company’s independent accountants, who are in turn responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. While the Chairman of the Audit Committee is an audit committee financial expert as such term is defined in Item 401(h) of Regulation S-K of the Exchange Act, members of the Audit Committee should not be assumed to be accounting experts and are not deemed to have accepted a duty of care greater than other members of the Board. In discharging their responsibilities, the Audit Committee members rely on the representations made, and information provided to them, by management and the independent accountants.

The Audit Committee was responsible for recommending to the Board that the Company’s audited financial statements be included in the annual report for 2007. The Audit Committee took a number of steps in making this recommendation for 2007, including a series of joint and independent meetings during which, among other matters, the Audit Committee:

•	Reviewed and discussed with management and representatives of Ernst & Young LLP the Company’s audited financial statements. During the course of these discussions, management represented to the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles.

•	Discussed with representatives of Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. These discussions were intended to assist the Audit Committee in overseeing the Company’s financial reporting and disclosure process.

•	Received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with representatives of Ernst & Young LLP its independence. This disclosure and discussion informed the Audit Committee of Ernst & Young LLP’s independence, and assisted the Audit Committee in evaluating such independence.

Relying on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

THE AUDIT COMMITTEE

R. Christopher Weber (Chair)
Eugene I. Davis
Clayton K. Yeutter

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee Charter authorizes the Audit Committee to review and approve all transactions involving the Company and related persons (“Related Party Transactions”). Related persons include executive officers, directors and director nominees of the Company or their immediate family members, or stockholders owning five percent or greater of the Company’s Common Stock. In addition, the Company has adopted a written policy and procedures for the review, approval and ratification of Related Party Transactions. The policy covers any Related Party Transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a director or indirect material interest). Since the adoption of this policy in 2006, all Related Party Transactions were evaluated pursuant to this policy. Pursuant to the policy, any Related Party Transaction shall be consummated or any known Related Party Transaction shall continue only if (i) the Audit Committee approves such transaction in accordance with the guidelines set forth in this policy; (ii) the transaction is approved by the disinterested members of the Board of Directors; or (iii) the transaction involves compensation approved by the Company’s Compensation Committee.

At each regularly scheduled Audit Committee meeting, management shall recommend Related Party Transactions to be entered into by the Company. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those Related Party Transactions. Any Related Party Transactions proposed to be entered into between meetings of the Audit Committee may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

On February 18, 2008, the Board of Directors appointed Michael P. Ryan to serve as the President and Chief Executive Officer of the Company, effective March 1, 2008. In connection with Mr. Ryan’s appointment, the Compensation Committee of the Board of Directors approved a new letter agreement with Mr. Ryan. Under the terms of his letter agreement, Mr. Ryan: (a) will receive a base salary of $425,000 per year, subject to annual increases at the discretion of the Committee, (b) will be eligible to receive an annual target bonus of 75 percent of his base salary subject to meeting certain performance criteria established by the Committee and (c) will be eligible to receive any other perquisites and benefits offered by the Company to executive officers. In addition, Mr. Ryan received (i) a grant of 62,352 stock options to purchase shares of the Company’s common stock with an exercise price equal to the closing price of the Common Stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date and (ii) a grant of 70,146 stock options to purchase shares of the Company’s common stock with an exercise price equal to 125 percent of the fair market value of the Company’s common stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date.

On March 19, 2008, the Board appointed Thomas R. Pilholski to serve as Senior Vice President and Chief Financial Officer of the Company, effective March 19, 2008. In connection with Mr. Pilholski’s appointment, the Company entered into a letter agreement with Mr. Pilholski. Under the terms of his letter agreement, Mr. Pilholski: (a) will receive a base salary of $325,000 per year, subject to annual increases at the discretion of the Committee, (b) will be eligible to receive an annual target bonus of 65 percent of his base salary subject to meeting certain performance criteria established by the Committee and (c) will be eligible to receive any other perquisites and benefits offered by the Company to executive officers. In addition, Mr. Pilholski received (i) a grant of 52,376 stock options to purchase shares of the Company’s common stock with an exercise price equal to the closing price of the Common Stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date and (ii) a grant of 25,253 stock options to purchase shares of the Company’s common stock with an exercise price equal to 125 percent of the fair market value of the Company’s common stock on the grant date, which options will vest and become exercisable on the third anniversary of the grant date.

The Company entered into an agreement on March 31, 2008 to purchase Summit Contracting Inc. of which Eric B. Dodd served as an executive officer and was a controlling shareholder. In connection with the purchase, Mr. Dodd received $550,000 pursuant to a Non-Competition, Non-Solicitation and Non-Disclosure Agreement (the “Non-Compete Agreement”) between a wholly-owned subsidiary of the Company and Mr. Dodd. The Non-Compete Agreement provides that except as on behalf of the Company or any of its affiliates, Mr. Dodd will not engage in any competitive business until April 1, 2013. On April 1, 2008, Mr. Dodd was appointed as an executive officer of the Company and serves as Vice President — Professional Services.

The Company also has transactions with various related parties, primarily with BargeLink LLC, an equity investment of the Company through a joint venture with MBLX, Inc. We believe that the terms and conditions of those transactions are in the aggregate not materially more favorable or unfavorable to us than would be obtained on an arm’s-length basis among unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that a Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, officers and beneficial owners of more than 10 percent of the Company’s common stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a).

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC on February 27, 2008. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: aclines.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Corporate Secretary by mail at 1701 E. Market Ave, Jeffersonville, Indiana 47130, by telephone at (800) 842-5491or by email at InvestorBoard@acbl.net.

PROPOSALS OF STOCKHOLDERS

A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting of stockholders to be held in 2008 must be received by the Company by December 19, 2007. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring matters before an annual meeting of stockholders must, pursuant to the Company’s by-laws, deliver timely notice in writing to the Corporate Secretary of the Company not less than 60 nor more than 90 days prior to the anniversary of the date the Company first mails its proxy materials for the prior annual meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to the stockholders, the by-laws provide that notice by a stockholder of a stockholder proposal must be received in writing by the Corporate Secretary of the Company on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made.

If any stockholder proposals are presented for action at the Annual Meeting, but are not submitted within the time periods described above, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Douglas C. Ruschman
Interim General Counsel,
Vice President Legal and Secretary

Jeffersonville, Indiana
April 18, 2008

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

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Appendix A

AMERICAN COMMERCIAL LINES INC.
2008 OMNIBUS INCENTIVE PLAN

American Commercial Lines Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including deferred stock units), unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) generally over a one-year Performance Period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, Dividend Equivalent Right or cash award under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) plea of a felony or conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means American Commercial Lines Inc, a Delaware corporation.

2.11  “Controlled Related Party” means each affiliate or associate of such Person (within the meaning of Rule 12b-2 under the Exchange Act) if the specified Person possess, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons, the power to direct decisions regarding the acquisition, disposition or voting by such affiliate or associate of common stock or right to acquire or vote common stock.

2.12 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than GVI Holdings, Inc.(“GVI”) and its Controlled Related Parties or any successor to all or substantially all, of GVI’s business and assets) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, shares of Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16 “Effective Date” means          , 2008, the date the Plan was approved by the stockholders of the Company.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.20 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.21 “Grantee” means a person who receives or holds an Award under the Plan.

2.22 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten years.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33 “Performance Share Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Plan” means this American Commercial Lines Inc. 2008 Omnibus Incentive Plan.

2.35 “Prior Plans” means the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors and the American Commercial Lines Inc. 2005 Stock Incentive Plan.

2.36 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.37 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.38 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.39 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.41 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.42 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.43 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.44 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.45 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.46 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.47 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding Awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.48 “Ten Percent Stockholder” means an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.49 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.  Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

Discretionary Awards to Outside Directors shall be administered only by the Committee and may not be subject to discretion of or determination by the Company’s management.

(ii) The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may terminate and cause the forfeiture of an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.1

3.4.  No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement, exchange or cancellation of Options or SARs for cash or another Award or award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.5.  Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.  No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.  Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

1 “Stronger” forfeiture language to be included in Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

4.1.  Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 3,000,000, all of which may be granted as Incentive Stock Options, increased by shares of Stock covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto after the Effective Date, to the extent such shares would again be available for issuance under such Prior Plan. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2.  Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.  Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one share for every one share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as one share for every one share granted. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan.

The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.  Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date no awards will be made under the Prior Plans.

5.2.  Term.

The Plan shall terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.  Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.  Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.  Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 500,000 shares per 12 month period;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 250,000 shares per 12 month period; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any 12 month period by any person eligible for an Award shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a Performance Period by any person eligible for an Award shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.  Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of the shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4.  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.  Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.  Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.  Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.  Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.  Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.  Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.  Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.  Restrictions.

At the time a grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Article 14. Notwithstanding the terms of this Section 10.2, and subject to Section 10.9 below, (i) Restricted Stock and Restricted Stock Units that vest solely by the passage of time shall not vest in full in less than three years from the Grant Date; and (ii) Restricted Stock and Restricted

Stock Units that vest, or are subject to acceleration of vesting, upon the achievement of performance targets shall not vest in full in less than one year from the Grant Date. The foregoing restriction shall not apply to Restricted Stock or Restricted Stock Unit Awards assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

10.3.  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.  Rights of Holders of Restricted Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.  Termination of Service.

(a) Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(b) Notwithstanding the terms of Section 10.6(a), and subject to Section 10.9 below, the Board may not (i) grant Restricted Stock or Restricted Stock Units that provide for acceleration of vesting, except in the case of a Grantee’s death, disability or retirement, or upon or in connection with a Corporate Transaction, or upon the satisfaction of performance-based vesting conditions as provided in Section 10.2; or (ii) waive vesting restrictions or conditions applicable to Restricted Stock or Restricted Stock Units, except in the case of a Grantee’s death, disability or retirement or upon or in connection with a Corporation Transaction. The foregoing restriction shall not apply to Restricted Stock or Restricted Stock Unit Awards assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies.

10.7.  Purchase of Restricted Stock and Shares Subject to Restricted Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Restricted Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

10.9.  Unrestricted Pool.

Notwithstanding anything to the contrary in this Plan, Restricted Stock and Restricted Stock Unit Awards may be (i) granted with vesting terms that do not comply with the requirements of Section 10.2; (ii) granted with terms providing for the acceleration of vesting that do not comply with Section 10.6, and/or (iii) subsequent to the date of grant, modified to provide acceleration of vesting terms that do not comply with Section 10.6, provided that, in no event, shall the aggregate number of shares underlying Restricted Stock and Restricted Stock Unit Awards granted or modified as contemplated in this Section 10.9 exceed five percent of the shares authorized for issuance in Section 4.1 hereof.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, which Awards shall be deducted from the five percent limitation set forth in Section 10.9. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.  Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend

Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.  Grant of Performance Share Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Share Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.  Value of Performance Share Units/Performance Shares.

Each Performance Share Unit shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Share Units/Performance Shares that will be paid out to the Participant.

14.3.  Earning of Performance Share Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Share Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Share Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.  Form and Timing of Payment of Performance Share Units/Performance Shares.

Payment of earned Performance Share Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Share Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Share Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Performance Share Units/Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.  Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that any Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.  Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.  Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which 25% of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.  Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Award or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Awards.

14.6.4.  Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	revenue;
(b)	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
(c)	funds from operations;
(d)	funds from operations per share;
(e)	operating income;
(f)	pre or after tax income;
(g)	cash available for distribution;
(h)	cash available for distribution per share;
(i)	net earnings;
(j)	earnings per share;
(k)	return on equity;
(l)	return on assets;
(m)	share price performance;
(n)	improvements in the Company’s attainment of expense levels;
(o)	objectively measurable implementation or completion of critical projects;
(p)	improvement in cash flow (before or after tax);
(q)	improvement in safety incident rate;

(r)	improvement in selling, general & administrative expense as a percentage of total revenue;
(s)	reduction of average stationary days per barge loading;
(t)	improvement of working capital (calculated as accounts receivable added to inventory minus accounts payable divided by revenue);
(u)	improvement in the number of reportable spill incidents per year;
(v)	objectively quantifiable reductions in the Company’s carbon foot print;
(w)	fleet unit turn rate;
(x)	revenue per day per fleet unit;
(y)	productivity per man hour;
(z)	productivity per employee;
(aa)	objectively quantifiable improvements in accessorial services performance;
(bb)	percent of organic growth converted from land modes of transportation; and
(cc)	improvement in the number of Notice of Violations related to environmental impact.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.  Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly report filed with the SEC, or in the Company’s press release announcing its annual or quarterly results of operations filed with the SEC on Form 8-K; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.  Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.  Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.  Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Section 409A of the Code, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16.	REQUIREMENTS OF LAW

16.1.  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.  Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.

17.3.  Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock Units and Restricted Stock are not being assumed, substituted or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4.  Corporate Transaction in which Awards are Assumed.

The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5.  Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6.  No Limitations on Company .

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the

Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.  Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or otherwise pursuant to any Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.  Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.  Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.  Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.  Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

To record adoption of the Plan by the Board as of April 1, 2008, and approval of the Plan by the stockholders on     , 2008, the Company has caused its authorized officer to execute the Plan.

AMERICAN COMMERCIAL LINES INC.

By:
Title:

FORM OF PROXY
IMPORTANT NOTICE TO STOCKHOLDERS
of American Commercial Lines Inc.
The Annual Meeting of Stockholders will be held on
May 19, 2008
11:00 a.m. (Eastern time)
American Commercial Lines Inc.
1701 E. Market Street
Jeffersonville, Indiana 47130
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING,
May 19, 2008
The undersigned, a stockholder of American Commercial Lines Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying proxy statement, a copy of the Company’s Annual Report for the year ended December 31, 2007, and revoking any proxy previously given, hereby constitutes and appoints Clayton K. Yeutter and Michael P. Ryan and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of common stock of the Company standing in the name of undersigned for purposes identified on this proxy and with discretionary authority as to any other matters that may properly be raised at the Annual Meeting of Stockholders of the Company to be held at the Headquarters, American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130.
(continued and to be signed on the other side)

FORM OF PROXY
▼Please Detach and Mail in the Envelope Provided▼

x	Please mark your votes as in this example

1. For the election of directors		Nominees:	Clayton K. Yeutter
Eugene I. Davis
Michael P. Ryan
For all	Withhold authority to		Richard L. Huber
nominees	vote for all nominees		Nils E. Larsen
☐	☐		Emanuel L. Rouvelas R. Christopher Weber

(Authority to vote for any nominee named may be withheld by lining through that nominees’ name.)

2. For approval of the Company’s 2008 Omnibus Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. For ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE

PLEASE MARK , SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature of Stockholder	Dated	, 2008

Signature of Stockholder	Dated	, 2008

NOTE: This Proxy must be signed exactly as your name appears hereon. For joint accounts, each owner should sign. Executors, administrators, trustees, etc., should give full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.